GOLDMAN SACHS MORTGAGE COMPANY
                                 85 Broad Street
                            New York, New York 10004
                                 (212) 902-1000

                                                         As of November 14, 1997

Grand Canal Shops Mall, LLC
3355 Las Vegas Boulevard South
Las Vegas, Nevada  89109
Attention: David Friedman

Sheldon G. Adelson
c/o Las Vegas Sands, Inc.
3355 Las Vegas Blvd. South
Las Vegas, Nevada  89109

Re: Loan to Grand Canal Shops Mall, LLC secured by, among other things, a Deed of Trust on the Shopping Mall to be known as "Grand Canal Shops" and located on the Site of the former Sands Hotel and Casino, Las Vegas, Nevada

Gentlemen:

When this letter shall be accepted by the undersigned without modification or amendment, and the First Installment (as defined below) of the Commitment Fee (as defined below) and the Loan Transaction Costs (as defined below) theretofore incurred shall be paid, this letter shall constitute (x) the commitment of Goldman Sachs Mortgage Company (together with its successors and assigns, hereinafter referred to as "Lender") to make a first mortgage loan (the "Loan") to Grand Canal Shops Mall, LLC, a Delaware limited liability company (the "Borrower"), upon the terms, provisions and conditions set forth in the Summary of Terms attached hereto as Exhibit A and General Conditions to Commitment attached hereto as Exhibit B (this letter, such Summary of Terms and such General Conditions to Commitment, collectively, the "Commitment") and (y) Borrower's and Principal's (as defined below) commitment to satisfy their respective obligations under the Commitment. Immediately after the Closing (but on the Closing Date), (aa) ninety-nine percent (99%) of the membership interests in Borrower will be owned by Grand Canal Shops Mall Holding Company, LLC, a Delaware limited liability company ("Mall Holdings"), its non-managing member, and 1% of the membership interests in Borrower will be owned by Grand Canal Shops Mall MM, Inc., a Nevada corporation ("Managing Member"), its managing member, (bb) ninety-nine percent (99%) of the membership interests in Mall Holdings will be owned by Mall Intermediate Holding Company, LLC, a Delaware limited liability company ("Intermediate Holdings"), its non-managing member, and one percent (1%) of the membership interests in Mall Holdings will be owned by Managing Member, its managing member, (cc) all of the membership interests in Intermediate Holdings will be owned by Venetian Casino Resort, LLC, a Nevada limited liability company ("Venetian"), (dd) all of the issued and outstanding stock in Managing Member will be owned by Las Vegas Sands, Inc., a Nevada corporation ("LVSI"), (ee) all of the membership interests in Venetian will be owned by Interface Group Holding Company, Inc., Nevada corporation ("Interface Holdings") and LVSI and (ff) all of the issued and outstanding stock of Interface Holdings will be owned by Sheldon G. Adelson (or upon the death or legal incapacity of Sheldon G. Adelson, by the Person or Persons to whom such stock was lawfully transferred directly as a result of such death or legal incapacity, as applicable) (the "Principal") and all of the issued and outstanding stock of LVSI will be owned by the Principal and the Principal will indirectly control each of the foregoing entities. Notwithstanding the foregoing, transfers of direct or indirect interests in the Borrower are permitted to the extent the same constitute Permitted Transfers (as defined in the Form Loan Documents (as defined below)).

This Commitment expires at 12:00 midnight on the Outside Closing Date (as defined below), by which time the Loan must have closed and funded or this Commitment (other than the portions thereof that shall, pursuant to the express terms of this Commitment, survive such expiration) shall be of no further force and effect. The term "Outside Closing Date" shall mean November 14, 2000.


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If this Commitment is acceptable to you, please sign at the space provided below in the enclosed duplicate hereof and deliver the same, together with the First Installment of the Commitment Fee and the Loan Transaction Costs theretofore incurred (as reflected in invoices furnished by the Lender to the Borrower), to Lender on the date hereof. If the signed Commitment, the First Installment of the Commitment Fee and such Loan Transaction Costs are not received by Lender in New York, New York on the date hereof, this Commitment shall automatically expire and shall be of no further force and effect.

                 [NO FURTHER TEXT. SIGNATURES ON FOLLOWING PAGE]


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

                                        GOLDMAN SACHS MORTGAGE COMPANY, a
                                        New York limited partnership

                                        By: Goldman Sachs Real Estate Funding
                                            Corp., its general partner

                                            By: /s/ Steven T. Mnuchin
                                                ---------------------
                                                Steven T. Mnuchin
                                                President

                      BORROWER'S AND PRINCIPAL'S ACCEPTANCE

            The Borrower and the Principal each hereby agree to this Commitment and agree to perform their respective obligations under this Commitment in accordance with its terms, provisions and conditions.

GRAND CANAL SHOPS MALL, LLC,
a Delaware limited liability company

  By: Grand Canal Shops Mall Holding
  Company, LLC, its Managing Member

    By:  Mall Intermediate Holding Company,
    LLC, its Managing Member

      By:  Venetian Casino Resort, LLC,
      its Sole Member

        By:  Las Vegas Sands, Inc.,
        its Managing Member

         By: /s/ William P. Weidner
             ----------------------
             Name: William P. Weidner
             Title: President

Date: November 14, 1997

/s/ Sheldon G. Adelson
    ----------------------------
    SHELDON G. ADELSON

Date: November 14, 1997

                                                                       EXHIBIT A

                                SUMMARY OF TERMS

             1.  FIRST MORTGAGE LOAN

Borrower:               Grand Canal Shops Mall, LLC, a special purpose Delaware
                        limited liability company that owns and/or leases, and shall own and/or lease, no assets other than the Property and assets relating thereto. At the closing of the Loan (the "Closing"), the Borrower shall have (i) no debt other than the Loan, the Subordinate Loan (as defined below), the Mezzanine Loan (as defined below)
                        (to the extent permitted under Section 3 of Exhibit B to this Commitment), trade debt incurred in the ordinary course of Borrower's business of operating the Property and Permitted Other Indebtedness (as defined below) and
                        (ii) no liabilities other than those described in the foregoing clause (i) and other liabilities incurred in the normal operations of the Property in accordance with the Form Loan Documents (as defined below). As used herein, the term "Permitted Other Indebtedness" shall mean an unsecured working capital facility extended to the Borrower in an arms-length transaction, Equipment
                        Financings (as defined in the Form Loan Documents) secured by Equipment Liens (as defined in the Form Loan
                        Documents) and obligations under Equipment Leases (as defined in the Form Loan Documents), in each case, entered into in the ordinary course of the Borrower's business at the Mall Improvements, provided that the sum of (x) the maximum aggregate principal amount of such working capital facility plus (y) the maximum aggregate principal amount of such Equipment Financings plus (z) the aggregate amount of the payments provided for under such Equipment Leases (excluding, with respect to capitalized Equipment Leases, those portions of such lease payments that would be deemed to constitute non-default interest payments or transaction costs under the applicable standards of the Financial Accounting
                        Standards Board) shall be less than or equal to $1,000,000.

Loan Purpose and        The financing of a portion of the purchase price (the
Certain Defined Terms:  Terms: "Purchase Price") of the Real Property Collateral
                        (as defined below) in accordance with that certain Sale and Contribution Agreement dated as of the date hereof among Venetian and Grand Canal Shops Mall Construction,
                        LLC, a Delaware limited liability company ("Mall
                        Construction LLC"), as seller, and Borrower, as purchaser (the "Purchase Agreement"). The remainder of the Purchase Price shall be funded with the proceeds of, or assumption of, the Subordinate Loan and/or the assumption by the Borrower of the Mezzanine Loan. The proceeds of the Purchase Price will be used by the seller under the Purchase Agreement to pay off the Construction Loan (as defined below).

                        The "Construction Loan" means a loan to be made by GMAC Commercial Mortgage Corporation ("Construction Lender") to Venetian, Mall Construction LLC and LVSI in accordance with the terms of that certain Credit Agreement dated as of the date hereof among Construction Lender, LVSI, Venetian and Mall Construction LLC, a copy of which is attached hereto as Exhibit A-1 (the "GMAC Credit Agreement"), the proceeds of which will be used, together with other funds, to construct the Project (as defined below).

                        The "Mall Improvements" means the collective reference to (i) a first-class Venetian-theme shopping mall, and certain other improvements, to be located in the Mall Space (as defined below) (the "Mall") and (ii) a first-class Venetian-theme retail annex to such shopping mall to be located on the Retail Annex Land (as defined below) (the "Retail Annex"), all to be constructed in accordance with the Existing Plans and Specifications (as defined in the Tri-Party Agreement) (with such Scope Changes (as defined in the FADAA) to the Plans and Specifications as are permitted under the Tri-Party Agreement)(as defined below).

                        The "Project" means the collective reference to certain land located in Las Vegas, Nevada more particularly described


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                        in Exhibit A-2 hereto (the "Land") and a mixed-use
                        commercial project comprised of, among other things, a casino (the "Casino"), a first-class luxury hotel (the "Hotel"), the Mall Improvements, a conference facility (the "Conference Facility"), a parking garage (the "Parking Garage"), a heating ventilation and air-conditioning plant (the "HVAC Plant") and an electrical substation, all of which shall be located on the Land, constructed in accordance with the Existing Plans and Specifications (with such Scope Changes to the Existing Plans and Specifications as are permitted under the Tri-Party Agreement) and which "Project" is more particularly described in the FADAA as the "Project".

                        The "FADAA" means that certain Funding Agents' Disbursement and Administration Agreement among LVSI, Venetian, Mall Construction LLC, The Bank of Nova Scotia, as agent, First Trust National Association, as indenture trustee, Construction Lender, Atlantic/Pacific JV and The Bank of Nova Scotia, as disbursement agent, a copy of which is attached hereto as Exhibit A-3 (as such agreement exists on the date hereof). With respect to the FADAA, for purposes of this Commitment and the Tri-Party Agreement, notwithstanding anything to the contrary contained in the FADAA, in this Commitment or in the Tri-Party Agreement: (i) the "Construction Consultant" shall mean Tishman Construction Corporation of Nevada, a Nevada corporation, and any replacement thereof selected in accordance with the provisions of the FADAA, provided that such replacement must be acceptable to the Lender (which consent will not be unreasonably withheld) and (ii) the "Project Architect" shall mean the collective reference to TSA of Nevada, LLP, and WAT&G, Inc. Nevada, and any replacement thereof selected in accordance with the provisions of the FADAA, provided that such replacement must be acceptable to the Lender (which consent will not be unreasonably withheld).

                        The "Real Property Collateral" means the collective reference to (i) the fee estate


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

                        or, if the Subdivision shall not exist as of the Closing, the leasehold estate (pursuant to the Mall Master Lease (as defined below)), as applicable, in the air rights described on Exhibit A-4 attached hereto (the "Mall Space"), (ii) the fee estate or, if the Subdivision shall not exist as of the Closing, the leasehold estate (pursuant to the Mall Master Lease), as applicable, in (the portion of the Land described on Exhibit A-5 attached hereto (the "Retail Annex Land"),
                        (iii) the fee estate in the Mall Improvements to be located in the Mall Space and the fee estate in the Mall Improvements to be located on the Retail Annex Land (subject, if the Subdivision shall not exist as of the Closing, to the reversionary interest in the Mall and in the Retail Annex of the landlord under the Mall Master Lease pursuant to the Mall Master Lease) and the fee estate in the Mall Improvements to be located in the Additional Billboard Premises (subject to the reversionary interest in the Mall Improvements to be located in the Billboard Additional Premises of the landlord under the Billboard Master Lease pursuant to the Billboard Master Lease), (iv) the leasehold estate (pursuant to the Billboard Master Lease (as defined below) in, among other things, the premises described on Exhibit A-6 attached hereto (the "Billboard Additional Premises"), (v) all easements and other rights and interests granted to the owner or lessee of the Mall Space and the Retail Annex Land in the OEAs (as defined below), (vi) all warranties relating to the Mall Improvements that are given pursuant to, or in connection with, the Project Documents (as defined in the FADAA) and (vii) all other property, rights and interests from time to time owned or leased by the Borrower (including, without limitation, contracts, Leases, rents and easements). The Mall Space, the Retail Annex Land, the Mall Improvements and the Billboard Additional Premises are collectively referred to as the "Property".

                        A "Subdivision" shall be deemed to exist if, at the time in question, all of the following shall be true: (x) the Mall Space, the Retail Annex Land and the Mall Improvements shall collectively constitute, in accordance with applicable Legal Requirements (as defined in the Form


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

                        Loan Agreement), one or more legal parcel(s) and one or more tax parcel(s) that shall not include, or comprise a portion of, any other property, and (y) Borrower shall own fee title to the Mall Space, the Retail Annex Land and the Mall Improvements.

Security The Loan will be secured by: (i) a first deed of trust and security interest on the Real Property Collateral;
                        (ii) a first priority security interest in the Tax Escrow Account (as defined below), the Start-Up Cost Escrow Account (as defined below) and the remainder of the Bank Account Collateral (as defined in the Form Loan Documents) and (iii) a first priority security interest on the Interest Rate Cap (as defined below) (all of the foregoing, collectively, the "Collateral").

Loan Amount             The Loan shall be in a principal amount equal to the
                        lesser of (x) $105,000,000 or (y) the principal amount of the Tranche A Loan (as defined in the GMAC Credit
                        Agreement) portion of the Construction Loan that is outstanding on the Closing Date plus accrued and unpaid interest thereon for the final interest accrual period that is then not yet delinquent (the "Tranche "A"
                        Amount").

Term:                   Three (3) years.

Commitment Term         The unconditional execution and delivery of all
and Loan Closing:       documents and the satisfaction of all other conditions,
                        requirements and obligations set forth in this Commitment shall occur no later than 12:00 midnight on the Outside Closing Date; provided that, without limiting the foregoing, Borrower -------- shall exercise diligent and commercially reasonable efforts to cause all of such conditions, requirements and obligations
                        (other than the execution of documents by Borrower and Principal) that are susceptible of performance or


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

                        satisfaction prior to the Closing to be performed or satisfied, as applicable, at least ten (10) business days prior to the Outside Closing Date. Unless all documents shall be unconditionally executed and delivered, all other conditions, requirements and conditions shall be performed or satisfied as aforesaid, and the Loan shall close at such office prior to 12:00 midnight on the Outside Closing Date, this Commitment shall automatically terminate.

Termination of
Commitment and Other
Rights and Remedies of  If:
the Lender

                          (i) the Borrower shall fail to pay, within five (5)
                        Business Days following the date due in accordance with the terms of this Commitment, the Second Installment (as defined below) of the Commitment Fee;

                          (ii) the Borrower and/or the Principal shall fail to
                        perform or observe any other term, provision, covenant or agreement contained in this Commitment on its part to be observed or performed by it, which failure shall continue for thirty (30) days after notice from Lender to Borrower; provided that any default that can be cured solely by payment of money shall be cured within ten
                        (10) days after notice; provided further that in no event shall any cure period afforded Borrower or Principal pursuant to this Commitment extend beyond the Outside Closing Date;

                          (iii) the Borrower and/or the Principal shall fail to
                        perform or observe any term, provision, covenant or agreement contained in that certain Tri-Party Agreement dated as of the date hereof among the Lender, Construction Lender, Borrower, Venetian, LVSI, Mall Construction LLC and the Principal on its part to be observed or performed, as such Tri-Party Agreement may be amended, supplemented or otherwise modified from time to time (the "Tri-Party Agreement"), which failure shall continue for thirty (30) days after notice from Lender to Borrower; provided that any default that can be cured solely by payment of money shall be cured within ten (10) days after notice; provided further that in no event shall any cure period afforded Borrower or Principal pursuant to this Commitment extend beyond the Outside Closing Date; and/or

                          (iv) (A) any written information, representation or
                        warranty made or furnished by, or on behalf of, the Borrower and/or the Principal (x) in order to induce the Lender to make the Loan or to deliver this Commitment or
                        (y) in, or in connection with, this Commitment, the Loan, the Tri-Party Agreement, or any document or certificate executed in connection with any of the foregoing, in any such case, contained any material inaccuracy, or was untrue or misleading, in any material respect, at the time made and (B) the relevant state of facts as they actually exist (as opposed to as they would have existed if such written information, representation or warranty were accurate, true and not misleading) is likely to cause a Material Adverse Effect (as defined below); provided that, if such representation or warranty (A) was made without the Borrower or the Principal knowing that it was false (in whole or part) and (B) such breach is susceptible of cure by the Borrower or the Principal, then such breach shall not constitute a Termination Event unless Borrower or Principal shall fail to cure such breach within thirty (30) days after notice thereof from the Lender to the Borrower; provided further, that any default that can be cured solely by payment of money shall be cured within ten (10) days after notice; provided further that in no event shall any cure period afforded Borrower or Principal pursuant to this Commitment extend beyond the Outside Closing Date (any of the events described in the foregoing clauses (i) through and including (iv), a "Termination Event");

                        then, in any such event, the Lender, at its option, may
                        (a) terminate this Commitment and its obligations hereunder by giving written notice to Borrower and the Principal and (b) retain for its own account, the full Commitment Fee as


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

                        liquidated damages; provided that nothing contained herein shall prevent or limit, or be deemed to prevent or limit, the Lender from enforcing the Borrower's and the Principal's obligation to pay the entire Commitment Fee. Such termination shall be effective as of the date upon which such notice is sent or delivered. The termination of this Commitment and the retention of the full Commitment Fee (together with the right to enforce any obligations of Borrower, Principal, Venetian and/or LVSI that, pursuant to the express terms of this Commitment or the Tri-Party Agreement, survive the termination of this Commitment (including, without limitation, the section of Exhibit A to this Commitment entitled "Reimbursement of Expenses", Section 14 of Exhibit B of this Commitment and Section 27 of the Tri-Party Agreement) and the right to receive damages and/or other relief in connection therewith), shall constitute Lender's sole remedies if a Termination Event shall occur. When any sums are stated herein as being retained by the Lender as liquidated damages, such sums are being retained under circumstances where it would be difficult to ascertain the sum required to compensate the Lender for the loss of the opportunity to make the Loan, the loss of the opportunity to make other loans on account of time and attention devoted to the Loan and for the internal expenses incurred by the Lender in connection with the review, evaluation and processing of material and information relating to the Loan and such liquidated damages represent the reasonable, good faith attempt of the parties hereto to liquidate such damage in advance.

                          The term "Material Adverse Effect" means a material
                        adverse effect upon (i) the business operations of the Borrower, taken as a whole, the Collateral, taken as a whole, or the condition (financial or otherwise) of the Borrower, taken as a whole, (ii) the ability of the Borrower or the Principal to perform any of its material obligations under the Commitment or the Loan Documents,
                        (iii) the enforceability, validity, perfection or


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                        priority of the lien of any Loan Document or (iv) the
                        value of the Collateral (or of the Lender's interest therein) or the operation thereof.

Interest Payments       Due monthly in arrears based on an interest rate equal
                        to the Applicable Margin (as defined below) in excess of the thirty (30) day LIBO Rate determined by Lender as of the first business day of each month by reference to Telerate Page 3750; provided that interest for the period commencing on the Closing Date and ending on the last day of the month in which the Closing Date occurs shall be payable on the Closing Date. Interest will be calculated on the basis of a 360 day year based on actual days elapsed. As used herein, the term
                        "Applicable Margin" shall mean (x) prior to such time, if any, as the Subdivision shall exist, five percent
                        (5.00%) and (y) from and after such time, if any, as the Subdivision shall exist, three and one-half percent
                        (3.50%).

Payment Date:           Initially, the date upon which the Loan closes (the
                        "Closing Date") and, thereafter, commencing with the second calendar month next following the calendar month in which the Closing Date occurs, the first business day of each month.

Prepayment Provisions:  As set forth in the Form Loan Documents

Scheduled Principal     None prior to the Maturity Date.
Payments:

Transfer Restrictions:  As set forth in the Form Loan Documents

Tax and Insurance       At Closing, Lender will establish an account into which
Escrow Accounts:        the Borrower shall deposit funds to be used for the
                        payment of real estate taxes and upon which the Lender shall hold a first priority security interest (the "Tax
                        Escrow Account"); provided that, prior to the existence of a Subdivision, Borrower shall escrow funds for the payment of real estate taxes in accordance with the provisions of that certain Amended and Restated
                        Reciprocal Easement, Use and Operating Agreement dated as of the date hereof among Venetian, Mall Construction


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                        and Interface Group - Nevada, Inc. (the "REA"). At all
                        times, Borrower shall escrow funds in respect of insurance premiums in accordance with the provisions of the REA. The Form Loan Documents and the REA contain other provisions relating to such escrow accounts.

Start-Up Cost           a. At Closing Lender will establish an account upon
Escrow Account:         which the Lender shall hold a first priority security
                        interest (the "Start-Up Cost Escrow Account"). The
                        Start-Up Cost Escrow Account shall have three subaccounts, the "Operating Expense Subaccount", the "Brokerage Commission Subaccount" and the "TI Costs
                        Subaccount" (collectively, the "Subaccounts"). At the
                        Closing, the Borrower shall deposit into the Start-Up
                        Cost Escrow Account funds in an amount equal to the sum of the Brokerage Commission Deposit and the TI Costs
                        Deposit. A portion of such funds equal to the Brokerage
                        Commission Deposit shall be held in the Brokerage
                        Commission Subaccount and a portion of such funds equal to the TI Costs Deposit shall be held in the TI Costs
                        Subaccount.

                        b. Within fifteen (15) days after the Closing Date, Borrower shall either (i) deposit into the Start-Up Cost Escrow Account (to be held in the Operating Expense Subaccount) funds in an amount equal to the Operating Expense Deposit or (ii) furnish to Lender a Letter of Credit (as defined below) in an amount that is equal to the Operating Expense Deposit and with a term of six (6) months (which Letter of Credit must, at all times prior to the Operating Expense Revenue Achievement Date, be replaced, at least thirty (30) days prior to each expiration date thereof, with either (A) a Letter of Credit providing for an expiration date that occurs six
                        (6) months from the expiration date of the Letter of Credit being replaced or (B) funds in an amount equal to the Operating Expense Deposit, which funds shall be held in the Operating Expense Subaccount), together with a document, in form and substance reasonably satisfactory to Lender, pursuant to which the account party under the Letter of Credit (x) covenants and agrees that until


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

                        the Indebtedness (as defined in the Form Loan Documents) shall have been indefeasibly paid in full, such account party shall withhold exercise of any claim, right or remedy, direct or indirect, that such account party shall then or thereafter have against Borrower or any of its assets, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise (including, without limitation, any right of subrogation, reimbursement, contribution or indemnification) arising in connection with the Letter of Credit and (y) subordinates all claims against the Borrower to those of Lender. If an Event of Default occurs, Lender shall be entitled to make one or more draws under such Letter of Credit, and apply the proceeds thereof and/or apply any funds from time to time on deposit in the Start-Up Cost Escrow Account to the amounts due under the Form Loan Documents in such order and manner as Lender shall elect in its sole discretion.

                        c. On the Operating Expense Revenue Achievement Date, so long as no Event of Default shall then exist, the Lender shall release all funds then on deposit in the Operating Expense Subaccount to the Borrower for its own account or shall return the Letter of Credit, as applicable. Furthermore, notwithstanding anything to the contrary contained herein, if the Operating Expense Revenue Achievement Date shall occur on the Closing Date, then Borrower shall not, at such time or thereafter, be required to deposit the Operating Expense Deposit into the Start-Up Cost Escrow Account and shall not, at such time or thereafter, be required to furnish a Letter of Credit in lieu thereof.

                        d. The provisions of the Form Loan Agreement address disbursements from, and required deposits to, the TI Costs Subaccount and the Brokerage Commissions Subaccount after the Closing and prior to the TI Costs Revenue Achievement Date. On the TI Costs Revenue Achievement Date (as defined below), so long as no Event of


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

                        Default shall then exist, the Lender shall release all funds then on deposit in the TI Costs Subaccount to the Borrower for its own account.

                        e. As used in this Commitment, the following terms shall have the following meanings:

                          (i) "Brokerage Commission Deposit" shall mean the
                        amount required, under the terms of the FADAA, to be set forth in the "mall leasing commissions reserve" Line Item (as defined in the FADAA) as of the Mall Release Date (as defined in the FADAA).

                          (ii) "funds" shall mean immediately available funds.

                          (iii) "Letter of Credit" shall mean an unconditional,
                        irrevocable, and transferable demand letter of credit, in form and substance reasonably satisfactory to the Lender, issued by and drawn on a bank that is acceptable to Lender, for the account of the Principal (or an Affiliate thereof), and the beneficiary of which shall be the Lender, together with all replacements hereof satisfying the provisions of this definition.

                          (iv) "Operating Expense Deposit" shall mean
                        $5,000,000.

                          (v) "Operating Expense Revenue Achievement Date" shall
                        mean the first date upon which the Approval Criteria (as defined in Section 2 of this Exhibit A) shall be satisfied (provided that for purposes of this definition of "Operating Expense Revenue Achievement Date", the term "Test Date" as used in the definition of "Approval Criteria" shall mean any date occurring on or after the Closing Date).

                          (vi) "TI Costs Deposit" shall mean the amount
                        required, under the terms of the FADAA, to be set forth in the "mall tenants improvements reserve" Line Item (as defined in the FADAA) as of the Mall Release Date.

                          (vii) "TI Costs Revenue Achievement Date" shall mean
                        the first date upon which the Approval Criteria (as defined in Section 2 of this Exhibit A) shall be satisfied (provided that for purposes of this definition of "TI Deposit Revenue Achievement Date", (x) "$28,000,000" shall be substituted for "$21,000,000" each time it appears in the definition of "Approval Criteria" and (y) the term "Test Date" as used in the definition of "Approval Criteria" shall mean any date occurring on or after the Closing Date).

Commitment Fee:         The Borrower and the Principal shall be jointly and
                        severally obligated to pay a commitment fee in an amount equal to $4,462,500 (the "Commitment Fee"). The
                        Commitment Fee shall be deemed to have been earned by Lender upon execution and delivery by Borrower and Principal of this Commitment, and, except as otherwise expressly provided below, the Commitment Fee shall be non-refundable regardless of whether the Loan shall close or shall not close, unless the Loan shall not close due solely to Lender's failure to fund the Loan despite (x) the satisfaction, in accordance with the terms of the Commitment, of all conditions precedent to Lender's obligation to fund the Loan and (y) the absence of a Termination Event (a "Lender Default"). The
                        Commitment Fee shall be payable in two (2) installments.
                        The first installment, which shall be in the amount of $3,150,000 (the "First Installment"), shall be payable on the date this Commitment is executed and delivered by the Borrower (the "Delivery Date"). The second installment, which shall be in the amount of $1,312,500
                        (the "Second Installment"), shall be payable on the first (1st) anniversary of the Delivery Date; provided that, if a Termination Event occurs and Lender elects to terminate this Commitment, then, at Lender's election, the entire Commitment Fee shall become immediately due and payable. Notwithstanding the foregoing, if the Closing occurs and the Commitment Fee shall exceed four and one-quarter percent (4.25%) of the Loan Amount, then, at the Closing of the funding of the Loan, Lender shall refund to Borrower a portion of the Commitment Fee equal to the difference between (x) the Commitment Fee minus (y) four and one-quarter percent (4.25%) of the Loan Amount; provided that, at Lender's option, Lender shall be entitled to credit such refund towards any amounts then payable by Borrower or Principal under this Commitment or under the Tri-Party Agreement. The provisions of this paragraph shall survive the expiration or termination of this Commitment.

Reimbursement of        The Borrower and the Principal will reimburse the Lender
Expenses:               for all reasonable out-of-pocket costs and expenses
                        incurred in connection with the Loan and the negotiation, execution and delivery of this Commitment
                        (the "Loan Transaction Costs") regardless of whether the Loan shall actually close or be funded, unless the Loan shall not close due solely to a Lender Default. All Loan
                        Transaction Costs that were not paid by the Borrower or the Principal at the time they executed and delivered this Commitment shall be paid by the Borrower and the Principal at Closing; provided that, if the Closing shall not occur, then, unless the Loan shall not close due solely to a Lender Default, the Borrower and the Principal shall pay such Loan Transaction Costs to the Lender within ten (10) days of demand therefor. Without limiting the generality of the foregoing, the term "Loan
                        Transaction Costs" shall include, without limitation, the reasonable fees, disbursements and other expenses of Lender's counsel, appraisal fees, engineering fees, accountants' fees, other consultant's fees, title insurance premiums, survey charges, environmental site assessment fees, credit reports, expenses paid by Lender and/or due to third party vendors, mortgage and documentary stamp taxes, if any, note intangible taxes, if any, recording charges and brokerage fees and commissions, and costs of tax lien searches and other customary Loan fees). The Borrower and the Principal shall be jointly and severally liable to pay all Loan
                        Transaction Costs. The provisions of this paragraph shall survive the expiration or termination of this

                        Commitment.

Assignment and          From and after the Closing, the Lender will have the
Participation:          right to sell, assign and/or participate the Loan, in
                        whole or in part, without the consent of the Borrower, to (x) if no Event of Default shall then exist, any Person that is not a Competitor (as defined below) and
                        (y) if an Event of Default shall then exist, to any Person. The term "Competitor" means a Person that (i) owns or operates (or is an Affiliate (as defined in the Form Loan Documents) of an entity that owns or operates) a casino located in Nevada or New Jersey, a shopping center or mall located in Nevada or a Competing Facility
                        (as defined in the Form Loan Documents) and/or (ii) is a union pension fund; provided that the Lender shall be entitled to rely on a written statement from the proposed assignee or participant that it is not a Competitor (without making any further inquiry or investigation) and the Lender shall not be liable to the Borrower or to any other Person if Lender shall consummate an sale, assignment or participation with a Person that shall in fact be a Competitor notwithstanding the fact that such Person delivered such a written statement.

Property Manager        a. At all times during the term of the Loan, (i) the
and Leasing Broker:     Property shall be operated as a first-class shopping
                        center managed by an Acceptable Property Manager (as defined below) and (ii) an Acceptable Leasing Broker (as defined below) shall be engaged to procure tenants for the Mall Improvements.

                        b. As used herein, the following terms shall have the following meanings:

                          (i) "Acceptable Property Manager" means (A) Forest
                        City Commercial Management, Inc., (B) another professional management company that then manages first-class regional shopping centers containing, in the aggregate, at least 10 million net rentable square feet in the United States (exclusive of the Mall Improvements), (C) an Affiliate of Borrower reasonably acceptable to Lender based upon such

                        Affiliate's employees' property management experience and employment history with one or more professional property management companies that, at the time of each such employee's employment with the applicable compan(ies), managed first-class regional shopping centers, or (D) another Person acceptable to Lender in its sole discretion.

                          (ii) "Acceptable Leasing Broker" means (A) a leasing
                        brokerage company that is then the exclusive leasing broker for first-class regional shopping centers containing, in the aggregate, at least 10 million net rentable square feet in the United States (exclusive of the Mall Improvements), (iii) an Affiliate of Borrower reasonably acceptable to the Lender based upon such Affiliate's employees' leasing brokerage experience and employment history with one or more professional leasing brokerage companies that were, at the time of each such employee's employment with the applicable compan(ies), the exclusive leasing brokers for first-class regional shopping centers, or (iv) another Person acceptable to Lender in its sole discretion.

Property Management     The Lender will have the right to substitute a new
and Leasing Brokerage:  property manager for the Property for the Property
                        Manager that is then engaged with respect to the Property if an Event of Default occurs under the Loan
                        Documents. The Lender will have the right to substitute a new leasing broker for the Property for the leasing broker that is then engaged with respect to the Property if an Event of Default occurs under the Loan Documents.

Special Purpose Entity: Each of the Borrower and the Managing Member must be a special purpose entity. The Borrower shall own no asset other than the Collateral and the Managing Member shall own no assets other than a 1% membership interest in the Borrower and in Mall Holdings. The Managing Member shall, at all times, have at least one independent director that (i) is not an employee, officer, shareholder, or paid consultant of, or otherwise affiliated with, the Borrower and (ii) is not an employee, officer, shareholder, director or paid consultant of any Affiliate of the Borrower. A Non-consolidation opinion, in form and substance acceptable to Lender and Lender's counsel (a "Substantive Non-Consolidation Opinion") will be required (x) on the date upon which this Commitment is issued and (y) on the Closing Date.

Remedies of Borrower    If the Borrower shall seek the approval by or the
                        consent of the Lender under this Commitment, under the Tri-Party Agreement or under any of the Form Loan
                        Documents and the Lender shall fail or refuse to give such consent or approval then Borrower shall not be entitled to any damages for any withholding or delay of such approval or consent by the Lender, it being intended that Borrower's sole remedy shall be to bring an action for an injunction or specific performance, which remedy or injunction or specific performance shall be available only in those cases where the Lender has expressly agreed under this Commitment, under the Tri-Party Agreement or under the Form Loan Documents not to unreasonably withhold or delay its consent or approval.

                        In no event shall Borrower seek, receive or recover punitive damages against the Lender in connection with any suit, action, claim or proceeding against the Lender.

Guaranty by the         The Loan shall be fully recourse to Borrower and to the
Principal               Collateral but, subject to certain carve-outs contained
                        in the Loan Documents, shall be non-recourse to the members in Borrower and to Borrower's and such members' officers, directors, agents, representatives, employees, and direct and indirect owners. If the Lender funds the Loan, then, immediately prior to such funding, Lender shall be entitled to release the Escrowed Guaranty (as defined below) from escrow, or, at Lender's option, Principal will unconditionally execute and deliver a Replacement Guaranty (as defined below). If this
                        Commitment shall terminate or expire, then Lender shall return the Escrowed Guaranty to Principal; provided that the foregoing shall in no event affect the provisions of Paragraph 26(c) of the Tri-Party Agreement.

Interest Rate Cap:      Within 5 days after the Closing Date, the Borrower shall
                        purchase from an institution reasonably satisfactory to the Lender and shall deliver to the Lender a LIBOR based interest rate cap agreement, in form and substance reasonably satisfactory to Lender, providing for a strike rate of eight and one-half (8.50%) percent, a term that is coterminous with the term of the Loan, a notional amount equal to the Loan Amount; provided that if the premium in respect of the interest rate cap in question shall exceed the product of (x) 25 basis points multiplied by (y) the Loan Amount (the "Maximum
                        Premium"), and Lender shall not arrange for an interest rate cap to be provided by a provider (which may be an Affiliate of Lender) that is reasonably satisfactory to Borrower who will provide the required interest rate cap for a premium that does not exceed the Maximum Premium
                        (Borrower hereby acknowledging that Lender shall not be obligated to arrange, or to attempt to arrange, for such a cap or such a provider), then the notional amount of the interest rate cap that Borrower shall be required to obtain shall be reduced to the extent necessary for the premium to equal the Maximum Premium. The Lender shall have a first priority security interest upon any such interest rate cap agreement. The cap provider shall consent to the granting of the aforesaid security interest pursuant to an instrument in form and substance reasonably satisfactory to the Lender.

                   2. RELATIONSHIP BETWEEN MALL I AND MALL II

                        a. Subject to the other provisions of this Section 2, Lender shall permit Mall II Sub (as defined below) to construct Mall Phase II and to connect the same to Mall Phase I (as defined below).

                        b. Prior to commencement of construction of Mall Phase II, there must be in place a construction, operation and reciprocal easement agreement ("COREA") between Borrower and Mall II Sub with respect to

                        Mall Phase I and Mall Phase II. Negotiations regarding the COREA will begin as soon as practicable following the date hereof. The COREA will, among other things, (i) be an agreement that a Commercially Reasonable Owner (as defined in the Form Loan Documents) of Mall Phase I would execute, (ii) contain guidelines relating to the design of Mall Phase II (including, without limitation, the connection(s) between Mall Phase I and Mall Phase
                        II), and relating to alterations and maintenance of Mall Phase I and Mall Phase II, so that, among other things, the malls are architecturally harmonious and constructed and maintained in a first-class manner, (iii) provide for the joint maintenance, leasing, marketing, management and operation, by one third-party property manager and one third-party leasing agent, of Mall Phase I and Mall Phase II, (iv) require each mall owner to pay
                        (A) all operating and other expenses that are directly allocable to its mall and (B) an equitable portion of all operating and other expenses that are not directly allocable to either mall but otherwise relate to the "integrated mall" ("Shared Expenses"), (v) provide for approval of a leasing plan and, with respect to all operating expenses that should appropriately be Shared Expenses, an operating budget prior to commencement of operation of Mall Phase II and each year thereafter,
                        (vi) provide that each of Borrower and Mall II Sub is entitled to receive and retain, for its own account, all revenue generated by Mall Phase I or Mall Phase II, as applicable, (vii) allow each mall owner to sell and finance its mall, and, in connection therewith, to assign or mortgage its interest in the COREA, (viii) provide for the granting of appropriate easements across each mall owner's property, (ix) contain provisions relating to restoration of the malls after casualty and condemnation and (x) contain a mechanism to resolve disputes under the COREA. Additionally, the execution and performance of the COREA must not be likely to cause a Material Adverse Effect (as defined in Form Loan Documents), provided that, if the Approval Criteria are satisfied, Lender shall not assert that execution and performance of the COREA is likely to cause a Material Adverse Effect as a result of the fact that, notwithstanding Mall Sub I and Mall Sub II's compliance with the terms of the COREA, (1) tenants in Mall Phase II and tenants in Mall Phase I may compete for the same customers and/or (2) prospective tenants may elect to lease space in Mall Phase II rather than in Mall Phase I (the provisions of this paragraph "b", the "COREA Guidelines").

                        c. The approval of Lender will be required with respect to the COREA. Lender will not unreasonably withhold its approval of the COREA if it satisfies the COREA Guidelines and, as of the date upon which the parties execute the COREA (the "Test Date") either (a)(i) Mall Phase I shall have been open for business and operating for a period of at least twelve calendar months and (ii) Borrower shall have actually received from tenants under COREA Qualified Leases (as defined below), in the aggregate, Actual Rent (as defined below), with respect to the then immediately preceding twelve (12) calendar months that shall equal or exceed $21,000,000, (b)(i) Mall Phase I shall have been open for business and operating for a period of less than twelve calendar months (the period during which Mall Phase I shall have been open for business and operating, the "Test Period") and (ii) the sum of (A) the Actual Rent that Borrower shall have actually received from tenants under COREA Qualified Leases with respect to the Test Period plus
                        (B) the aggregate amount of Projected Rent (as defined below) that tenants under COREA Qualified Leases and COREA Qualified Lease Commitments shall be required to pay with respect to the portion of the 12-month period that follows the date upon which Mall Phase I shall have first been open for business and operating which excludes the Test Period shall equal or exceed $21,000,000 or (c)(i) Mall Phase I shall not be open for business or operating as of the Test Date and (ii) the aggregate amount of Projected Rent that tenants under COREA Qualified Leases and COREA Qualified Lease Commitments shall be required to pay with respect to the initial period of twelve (12) calendar months following the opening of Phase I Mall for business shall equal or exceed $21,000,000 (the "Approval Criteria"). If the Approval Criteria are not satisfied but the COREA satisfies the COREA Guidelines, then (x) Lender will be entitled to grant or withhold its approval, in its sole discretion, to any portions or provisions of the COREA relating to the management or leasing of Phase I Mall and Phase II Mall, (y) without limiting the foregoing, the COREA shall provide that at any time that an Event of Default (as defined in the Form Loan Documents) shall exist, Lender shall have sole discretion over the appointment of the property manager for the entire integrated mall and over leasing plans for the entire integrated mall (the provisions of the COREA described in clauses (x) and (y), collectively, the "Lender Determination Provision") and (z) Lender will not unreasonably withhold its approval of the remainder of the COREA; provided that, if the Approval Criteria shall be satisfied as of any given date that occurs after the Test Date, then, at such time, at Borrower's election, the Lender Determination Provision of the COREA shall be replaced with other provisions regarding management and leasing of the Phase I Mall and the Phase II Mall that a Commercially Reasonable Owner would deem acceptable and that are not likely to result in a Material Adverse Effect (as defined in the Form Loan Documents). If the Approval Criteria shall be satisfied as of the Test Date or thereafter, and the parties thereto shall have executed and delivered a COREA that satisfies the COREA Guidelines and is approved by Lender in accordance with the provisions of this Section 2, then, thereafter, Borrower shall be entitled to make such changes to the COREA that a Commercially Reasonable Owner would make so long as such changes are not likely to result in a Material Adverse Effect (as defined in the Form Loan Documents). Borrower shall furnish to Lender, promptly upon request therefor by Lender, and as a condition precedent to Lender's obligations under this Paragraph 2, all rent information, Leases and information regarding the creditworthiness of tenants that Lender shall reasonably request to determine whether the Approval Criteria are satisfied.

                        d. It will also be a condition precedent to the commencement of construction of Mall Phase II that Lender receives a substantive non-consolidation opinion, in form and substance, and from counsel, reasonably satisfactory to Lender and its counsel, with respect to Mall Sub I, its Affiliates and Mall Sub II.

                        e. Promptly upon request therefor by Lender, Borrower shall furnish to Lender such materials as Lender shall reasonably require to determine whether the requirements regarding design of the Phase I Mall and the Phase II Mall set forth in the COREA that was approved by Lender will be satisfied. If such materials disclose that such design requirements will not be satisfied, then Borrower shall cause such changes to be made as are necessary so that the design of the Phase I Mall and the Phase II Mall will satisfy such requirements. The Lender's review of such materials shall create no responsibility or liability on behalf of the Lender for their completeness, design, sufficiency or their compliance with Legal Requirements or Insurance Requirements.

                        f. As used herein, the following terms shall have the following meanings:

                          (i) "Actual Rent" shall mean, for any period of time,
                        with respect to any COREA Qualified Lease, all minimum (i.e., exclusive of percentage or additional) and percentage rent (but excluding any prepaid rent other than minimum rent for the first full calendar month and/or last calendar month of the term of the applicable lease that was prepaid upon lease execution) that was actually paid by the tenant thereunder with respect to such period.

                          (ii) "COREA Qualified Lease" shall mean, as of any
                        date of determination, a Lease (i)(a) that substantially conforms to the applicable (e.g., retail or restaurant) standard lease form approved by the Lender (with such changes thereto as both (x) a Commercially Reasonable Owner would agree to and (y) are not likely to result in a Material Adverse Effect), provided that in no event shall such changes include a right of the tenant to terminate the Lease (except for rights to terminate, due to a Casualty or Taking (as such capitalized terms are defined in the Form Loan Documents), that both a Commercially Reasonable Owner would agree to and that are not likely to result in a Material Adverse Effect)),
                        (b) which, in the case of a Lease that was theretofore entered into, is in full force and effect and under which there is no monetary default or material non-monetary default and (c) that complies with the provisions of Exhibit A-7 attached hereto (as such provisions may be changed from time to time with the prior consent of the Lender (which consent shall not be unreasonably withheld or delayed)) or (ii) is otherwise approved by the Lender (which approval shall not be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, each Lease described on Schedule G-2 to the Form Loan Agreement shall be deemed to be a "COREA Qualified Lease" so long as, at the time in question, such Lease is in full force and effect and there is no monetary default or material non-monetary default under such Lease.

                          (iii) "COREA Qualified Lease Commitment" shall mean a
                        binding commitment (other than a Lease) from a tenant to lease space in the Mall Improvements, which commitment is acceptable to Lender in its sole discretion.

                          (iv) "COREA Rent" means, with respect to any
                        determination as to whether the Approval Criteria are satisfied, the collective reference to all Actual Rent and Projected Rent that is relevant to such determination.

                          (iv) "Madame Tussaud LOI/Lease" shall mean a COREA
                        Qualified Lease or a COREA

                        Qualified Lease Commitment with The Tussaud Group Ltd., as tenant.

                          (v) "Mall Phase I" shall mean the Property.

                          (vi) "Mall Phase II" shall mean a first-class shopping
                        mall (A) that is physically connected to the Property at one or more locations and (B) the architecture of which, and the theme with respect to which, is harmonious with that of Mall Phase I.

                          (vii) "Mall II Sub" shall mean an Affiliate of the
                        Principal that, at the time in question, (A) owns or leases the space in which and/or the land upon which, as applicable, Mall Phase II will be or was, as applicable, constructed and (B) owns (or if construction of Mall Phase II shall not have therefore been commenced, will, upon commencement of construction of Mall Phase II, own) Mall Phase II.

                          (viii) "Projected Rent" shall mean, for any period of
                        time, with respect to (A) any COREA Qualified Lease or any COREA Qualified Lease Commitment that provides for the use of the leased premises in question as a restaurant (but excluding any such leased premises that are located within a "food court"), the greater, of (1) the aggregate minimum (i.e. exclusive of percentage or additional) rent that is required to be paid by the tenant thereunder with respect to such period or (2) the sum of (a)(i) the product of $50 (or, with respect to any net rentable square foot of the leased premises that is or will be located on the first level of the Mall Improvements over which there will not be constructed, prior to the time that the Borrower delivers such leased premises to such tenant, a second level of Mall Improvements, $75) pro rated for the period in question based upon the ratio that the number of calendar months (or portions thereof) in such period bears to twelve
                        (12) multiplied by (ii) the aggregate net rentable square footage of the leased premises that is or will be located on the first level of the Mall Improvements plus
                        (b) the product of (i)

                        $25 (pro rated as aforesaid) multiplied by (ii) the aggregate net rentable square footage of the leased premises that is or will be located on the second level of the Mall Improvements, (B) the Billboard Operating Lease, $945,000, pro rated as aforesaid, (C) the Madame Tussaud LOI/Lease, $960,000 pro rated as aforesaid and
                        (D) with respect to any other COREA Qualified Lease or COREA Qualified Lease Commitment, minimum (i.e. exclusive of percentage or additional) rent that is required to be paid by the tenant thereunder with respect to such period;

                          (ix) "second level" means, (A) with respect to the
                        Mall, the mezzanine level of the Mall and (B) with respect to the Retail Annex, the second level of the Retail Annex.

            3.    CASH MANAGEMENT ACCOUNT

                        a. Within fifteen (15) days after the Property shall first have been open for business for six (6) consecutive full calendar months (but in no event prior to the Closing Date), and, thereafter, within fifteen
                        (15) days after request therefor by Lender (which request shall be made not more than once during any calendar month) (each such fifteenth (15th) day, a "Delivery Date"), or at any time as Borrower shall desire to do so (but in no event more than once per calendar month) Borrower shall furnish to Lender (for its reasonable approval) a calculation of the DSCR with respect to the period of six full calendar months immediately preceding such Delivery Date (each such six-month period, a "Preceding Period"), together with all relevant financial and other information and materials relating to such calculation (collectively, "DSCR Materials"). If the DSCR for any such Preceding Period shall be less than 1.25 or Borrower shall fail to furnish such DSCR Materials to Lender within fifteen days after Lender's request (except in the case of the initial delivery of DSCR Materials required hereunder, which Borrower shall be required to deliver to

                        Lender as aforesaid without notice from Lender) as aforesaid (either of the foregoing, a "DSCR Event"), then, during the period commencing on the applicable Delivery Date and ending at such future time as the DSCR for the Property for six consecutive full calendar months shall equal or exceed 1.25 (each, a "DSCR Period"), and for each DSCR Period thereafter occurring, the provisions of paragraph 3.b. below shall be applicable.

                        b. If, at any time, a DSCR Event shall occur, then Borrower shall promptly thereafter establish an interest-bearing depository account at a nationally recognized commercial bank reasonably acceptable to Lender, for the benefit of Lender ("Cash Management Account"). Borrower will cause all revenues with respect to the Property to be deposited directly into the Cash Management Account on a daily basis. If on the last banking day prior to the date of the Loan interest payment that is then next due, the funds in the Cash Management Account are less than the amount of the Loan interest payment then due, Borrower shall deposit the shortfall into the Cash Management Account. Lender shall have control over, and a first priority security interest in, the Cash Management Account and all funds from time to time on deposit therein. At any time that no Event of Default (as defined in the Form Loan Documents) shall exist, Borrower shall have the right to make withdrawals from the Cash Management Account solely for the purpose of paying amounts payable to Lender in respect of the Loan, any bona fide operating expenses or capital expenditures relating to the Property that are certified as such by Borrower pursuant to an Officer's Certificate (as defined in the Form Loan Documents), Tax Distributions (as defined below) and any other expenditures that are approved by Lender. At any time that an Event of Default shall exist, Lender will have the right to withdraw 100% of the revenues that are from time to time deposited into the Cash Management Account and apply such funds to any amounts that are payable under the Form Loan Documents in such order and manner as Lender shall determine in its sole discretion. Lender shall have the right to debit the Cash Management Account in payment for each monthly interest payment and any other amounts owed to Lender under the Form Loan Documents. All interest earned under the Cash Management Account shall be credited to Borrower. Borrower shall execute and deliver to Lender all documents, instruments and financing statements that Lender shall reasonably require in order for Lender to obtain a perfected first priority security interest in the Cash Management Account and all funds and securities from time to time on deposit therein or held in connection therewith. If, at any time after a DSCR Event shall occur, the DSCR for the Property for six consecutive full calendar months shall equal or exceed 1.25, then, provided no Event of Default shall then exist, Lender shall release the funds then on deposit in the Cash Management Account to Borrower.

                        c. As used herein, the following terms shall have the following meanings:

                        (i) "Applicable Tax Percentage" means the highest aggregate effective marginal rate of federal, state and local income tax or, when applicable, alternative minimum tax (after giving effect to deductibility of state and local taxes and the tax rate applicable to ordinary income and to capital gains, as the case may
                        be) to which any direct or indirect member or S corporation shareholder of Borrower or the Junior Lender (if an Affiliate of Borrower), as applicable, subject to the highest marginal rate of tax would be subject in the relevant year of determination (as certified to the Syndication Agent by a nationally recognized tax accounting firm), taking into account only that member's or S corporation shareholder's share of income and deductions attributable to its interest in Borrower or such Junior Lender, as applicable.

                        (ii) "Debt Service" shall mean, for any period of six calendar months, the aggregate amount of interest that was payable in respect of the Loan with respect to such period.

                        (iii) "DSCR" shall mean, for any period of six calendar months, an amount equal to the quotient of (A) NOI with respect to such period divided by (B) Debt Service with respect to such period.

                        (iv) "NOI" shall mean, for any period of six calendar months, the excess of (A) Revenues for such period over
                        (B) Operating Expenses for such period.

                        (v) "Operating Expenses" shall mean, for any period of six calendar months, as determined in accordance with sound accounting principles consistently applied, the sum of (A) all operating expenses actually expended by Borrower in respect of the Property (or required to be expended by Borrower in order to maintain and operate the Property as required under the Form Loan Documents) during such period plus (B) $700,000.

                        (vi) "Revenues" shall mean, for any period of six calendar months, as determined in accordance with sound accounting principles consistently applied, all revenues generated by the Property and actually received by Borrower during such period.

                        (vii) "Tax Distributions" shall mean tax distributions to members of Borrower to the extent necessary to cover income taxes (x) on such members' distributive share of limited liability company income and gains (which distributive share must be included in such members' taxable income notwithstanding the fact that the partnership made no actual distribution as a result of the provisions of this Section 3) or (y) on accrued and unpaid interest in respect of the Subordinate Loan, in each case, assuming that the applicable marginal income tax rate is the Applicable Tax Percentage (such tax distributions described in clause (y), "Interest Tax Distributions").

            4.    SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENTS

                        a. With respect to (i) any SNDA Qualified Lease (as defined below) or (ii) any other Lease (as defined in Exhibit B to this Commitment) with respect to which Lender gives its prior written approval (which approval Lender shall not unreasonably withhold), upon Borrower's request thereof, Lender shall execute and deliver a SNDA (as defined in Exhibit B to this Commitment).

                        b. If Borrower shall desire for Lender to execute an SNDA with respect to a given Lease that shall not constitute an SNDA Qualified Lease, then Borrower may furnish to Lender a term sheet that (i) describes, in form and detail reasonably satisfactory to Lender, the proposed Lease and (ii) which term sheet, or the transmittal letter sent with such term sheet, is legended (in bold, capitalized letters) as follows:

                        "This is a Lease Term Sheet referred to in that certain Loan Commitment Letter dated as of November 14, 1997 among Grand Canal Shops Mall, LLC, Sheldon G. Adelson and Goldman Sachs Mortgage Company. If you do not approve or disapprove, in writing, this Lease Term Sheet within ten (10) Business Days after the date upon which you actually receive this Lease Term Sheet, then you shall be deemed to have approved this Lease Term Sheet."

                        If Borrower shall furnish such a term sheet (a "Lease Term Sheet") to Lender, then Lender shall approve or disapprove, in writing, such Lease Term Sheet within ten
                        (10) Business Days (as defined in the Form Loan Documents) after the date upon which Lender shall actually receive such Lease Term Sheet. Borrower hereby agrees that Lender shall be deemed to have disapproved a given Lease Term Sheet if Lender shall have deposited written notice of such disapproval in the United States mail, or shall have delivered such notice to an overnight courier, within the applicable ten (10) Business Day period (regardless of when, or if, Borrower shall have received such notice). If Lender shall fail so to approve or disapprove any Lease Term Sheet, then Lender shall be deemed to have approved such Lease Term Sheet.

                        c. If Borrower shall desire for Lender to execute an SNDA with respect to a given Lease that shall not constitute an SNDA Qualified Lease, then, regardless of whether Borrower shall have furnished a Lease Term Sheet with respect to such proposed Lease to Lender, Borrower shall furnish to Lender (A) execution copies of all documents relating to such proposed Lease to Lender, together with a blackline of the same against the relevant lease form approved by Lender (collectively, the "Proposed Lease Documents") and (B) all other information and materials pertaining to the applicable tenant or proposed tenant and/or the proposed Lease as Lender shall reasonably request. Lender shall not be entitled to disapprove any given proposed Lease solely on the basis of any provision in the applicable Proposed Lease Documents that was accurately reflected in the applicable Lease Term Sheet, if any, approved (or deemed approved) by Lender.

                        d. As used herein, the term "SNDA Qualified Lease" means, as of any date of determination, a Lease (i)(a) that substantially conforms to the applicable (e.g., retail or restaurant) standard lease form approved by Lender (with such changes thereto as both (x) a Commercially Reasonable Owner would agree to and (y) are not likely to result in a Material Adverse Effect), provided that in no event shall such changes include a right of the tenant to terminate the Lease (except for rights to terminate, due to a Casualty or Taking, that both a Commercially Reasonable Owner would agree to and that are not likely to result in a Material Adverse Effect)), (b) with respect to which, in the case of a Lease that was theretofore entered into, such Lease is in full force and effect and there is no monetary default or material non-monetary default and (c) that complies with the provisions of Exhibit A-8 attached hereto (as such provisions may be changed from time to time with the prior consent of the Syndication Agent (which consent shall not be unreasonably withheld or delayed) (any such Lease, and any Lease described on Schedule H-2 to the Form Loan Agreement, shall each be referred to as an "Automatically Qualified SNDA Lease") or (ii) is otherwise approved by the Lender (which approval shall not be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, each Lease described on Schedule H-2 to the Form Loan Agreement shall be deemed to be a "SNDA Qualified Lease" so long as, at the time in question, such Lease is in full force and effect and there is no monetary default or material non-monetary default under such Lease.

                        e. All documents and materials to be furnished to Lender under this Section 4 shall be sent or delivered to the address for Lender set forth above, attention: Steven Mnuchin.

            5.    SECURITIZATION

                        After the closing of the Loan, the Lender (in the Lender's sole and absolute discretion) may negotiate and consummate an offering of certificates or other securities representing direct or indirect interests in the Loan, the Loan Documents (as defined below) or any portion thereof (a "Securitization"). In connection with any Securitization or proposed Securitization, Borrower shall pay all costs that Borrower incurs in connection therewith, including, without limitation, the costs of its own counsel and of preparing information and materials required to be furnished by Borrower but not any other costs including, without limitation, the costs of Lender's counsel or the out-of-pocket costs incurred by Lender in connection with a Securitization.

Cooperation             The Loan Documents will obligate the Borrower to
                        cooperate with the Lender in the Securitization process, including amending the Loan Documents and executing such additional documents as may be required by the rating agencies, except that no such amendment will (x) change the term, principal amount or interest rate of the Loan (other than to effect a hyperamortization structure for the
                        Loan) or require amortization of the principal amount of the Loan prior to the maturity thereof not otherwise expressly contemplated by this Commitment or (y) otherwise (except to a de minimis extent) increase
                        Borrower's or Principal's costs (except as otherwise specified herein), liabilities or obligations, or decrease Borrower's, or increase Lender's, rights, under the Loan Documents. Without limiting the generality of the foregoing, the cooperation covenant will specifically include the obligation of the Borrower and the Principal to:

                          (i) if requested by Lender, to modify the debt
                        instrument evidencing the Loan to create multiple pari passu notes;

                          (ii) provide such information as may be reasonably
                        requested in connection with the preparation of an offering document by the Lender and its counsel used to distribute the securities issued in the Securitization in a manner which does not conflict with federal or state securities laws;

                          (iii) cause to be rendered such customary opinion
                        letters as may be reasonably requested by the rating agencies (including, but not limited to, a substantive nonconsolidation opinion that is substantively equivalent to the Substantive Nonconsolidation Opinion);

                          (iv) update the representations, warranties and
                        covenants with respect to the Borrower, the Principal and the Property that are contained in the Loan Documents if the same is reasonably requested by the rating agencies (which representations, warranties and covenants will survive the closing of the Securitization);

                          (v) provide such updated third party reports and
                        financial information regarding the Property and the Borrower (but not the Principal) and expanded ongoing administration and reporting by any real estate mortgage investment conduit ("REMIC") formed in connection with the Securitization as may be reasonably requested by the rating agencies or otherwise required in connection with an election of REMIC status;

                          (vi) obtain the insurance policies outlined in the
                        General Conditions to Commitment or as otherwise reasonably required by the rating agencies in connection with the Securitization;

                          (vii) amend the Borrower's and/or the Borrower's
                        managing member's organizational documents or make such other changes to the Borrower's structure as reasonably required by the rating agencies to conform to customary requirements for single purpose entities in similar transactions, provided that Borrower shall not be required to make any amendments that would violate any agreements between Borrower (or any Affiliate of Borrower) and any Person that is not an Affiliate of Borrower (or of any Affiliate thereof); and

                          (viii) obtain a comfort letter from a nationally
                        recognized accounting firm with customary exceptions in connection with the financial information relating to the Borrower, and the Property and which is presented in the offering document used in the Securitization.

                        Notwithstanding any of the foregoing, in no event shall the foregoing "Cooperation" covenant be deemed to obligate the Borrower to cause the Principal to deliver, or to cause to be delivered, any financial statements (audited or otherwise), certificates or documents relating to the personal net worth or financial condition of the Principal.

Indemnification in      The Loan Documents shall require the Borrower to provide
Connection with         an satisfactory to the Lender, pursuant to which the
Securitization:         Borrower indemnification agreement, in form and
                        substance reasonably will:

                          (i) certify that it has carefully examined the
                        Securitization offering document and that such document insofar as it relates to the Borrower, the Principal, any affiliates thereof, the Property and the Project, does not (subject to the last sentence of clause (ii) below) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                          (ii) indemnify the Lender and its affiliates for any
                        losses, claims, damages and liabilities (including, without limitation, reasonable attorneys' fees and expenses) (the "Liabilities") to which such parties may become subject or which they may incur to the extent that the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact relating to the Borrower, the Principal, any affiliate thereof, the Property or the Project contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact relating to Borrower, the Principal, any affiliate thereof, the Property or the Project necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Borrower shall not have liability under such indemnity to the extent the Liabilities arise out of a statement that (i) was contained in a document not furnished to Borrower prior to its release to the investor in question or (ii) the Lender failed to correct notwithstanding the fact that the Borrower notified the Lender that such statement was untrue or misleading; provided that such notification from Borrower to Lender (x) was in writing,
                        (y) instructed the Lender how to correct the statement in question and (z) was received by the Lender sufficiently prior to the date upon which the Securitization offering document was first distributed so that the Lender had sufficient time to correct such statement; and

                          (iii) agree to reimburse the Lender and its affiliates
                        for any reasonable attorneys' fees and expenses and other expenses reasonably incurred by such parties in connection with investigation or defending the Liabilities.

[EXHIBIT A-1   GMAC Credit Agreement]

[EXHIBIT A-2   Land

[EXHIBIT A-3   Copy of FADAA]

[EXHIBIT A-4   Mall Space]

[EXHIBIT A-5   Retail Annex]

[EXHIBIT A-6   Billboard Additional Premises]

[EXHIBIT A-7   COREA Leasing Guidelines]

[EXHIBIT A-8   SNDA Leasing Guidelines]

                                   Exhibit A-7

                            COREA LEASING GUIDELINES

      (a) the creditworthiness of the tenant, and of the guarantor, if any, of the tenant's Lease obligations, shall be subject to the Lender's approval (which approval the Lender shall not unreasonably withhold provided that at the time such approval is sought, such tenant (or guarantor) shall not have made a general assignment for the benefit of creditors, and there shall not have been filed by or against such tenant (or guarantor) a petition which has not been dismissed under any Legal Requirement pertaining to bankruptcy, arrangement, insolvency or reorganization or under any similar Legal Requirement or for the appointment of a receiver, liquidator, or trustee, and no action, case or proceeding which has not been dismissed shall have been commenced under any such Legal Requirement with respect to such tenant (or guarantor) or for the composition, extension, arrangement or adjustment of such tenant's (or such guarantor's) obligations;

      (b) the minimum term of such Lease must be such so that, when all Leases that are relevant to the calculation of COREA Rent are taken together (collectively, "COREA Leases"), COREA Leases under which, collectively, at least 60% of such COREA Rent has been paid (in the case of Actual Rent) or is payable or, for percentage rent, projected to be payable (in the case of Projected
Rent), as applicable, shall provide for a minimum term of ten years or more, COREA Leases under which, collectively, no more than 30% of such COREA Rent has been paid (in the case of Actual Rent) or is payable or, for percentage rent, projected to be payable (in the case of Projected Rent), as applicable, shall provide for a minimum term of between five years and ten years and COREA Leases under which, collectively, no more than 10% of such COREA Rent has been paid (in the case of Actual Rent) or is payable or, for percentage rent, projected to be payable (in the case of Projected Rent), as applicable, shall provide for a minimum term of between one year and five years;

      (c) with respect to the portion of the leased premises, if any, that is located on the first level of the Mall, such tenant shall be obligated to pay an average annual fixed rent per net rentable square foot, over the term of the applicable Lease, that is at least equal to the annual fixed rental rate per net rentable square foot set forth on Exhibit 1 with respect to the first floor of the Mall;

      (d) with respect to the portion of the leased premises, if any, that is located on the second level of the Mall, such tenant shall be obligated to pay an average annual fixed rent per net rentable square foot over the term of the applicable Lease that is at least equal to the annual fixed rental rate per net rentable square foot set forth on Exhibit 1 with respect to the second level of the Mall;

      (e) with respect to the portion of the leased premises, if any, that is located in the Retail Annex, such tenant shall be obligated to pay an average annual fixed rent per net rentable square foot over the term of the applicable Lease that is at least equal to the annual fixed rental rate per net rentable square foot set forth on Exhibit 1 with respect to the Retail Annex;

      (f) for each lease year, for each level of gross revenue of the tenant set forth on Exhibit 1, such tenant shall be obligated to pay, as percentage rent, the relevant percentage (as set forth on Exhibit 1) of such tenant's gross revenues for each lease year minus the minimum rent paid by the tenant for such lease year; and

      (g) in no event shall the annual fixed rent that is payable with respect to any lease year be less than 100% of the annual fixed rent that was payable with respect to the immediately preceding lease year.

                                   Exhibit A-8

                             SNDA LEASING GUIDELINES

      (a) the creditworthiness of the tenant, and of the guarantor, if any, of the tenant's Lease obligations, shall be subject to the Lender's approval (which approval the Lender shall not unreasonably withhold provided that, at the time such approval is sought, such tenant (or guarantor) shall not have made a general assignment for the benefit of creditors, and there shall not have been filed by or against such tenant (or guarantor) a petition which has not been dismissed under any Legal Requirement pertaining to bankruptcy, arrangement, insolvency or reorganization or under any similar Legal Requirement or for the appointment of a receiver, liquidator, or trustee, and no action, case or proceeding which has not been dismissed shall have been commenced under any such Legal Requirement with respect to such tenant (or guarantor) or for the composition, extension, arrangement or adjustment of such tenant's (or such guarantor's) obligations);

      (b) the minimum term of such Lease must be such so that, when all Leases (other than Subordinate Leases (as defined in the Form Loan Agreement)) (including the Lease in question)(collectively, the "Approval Required Leases") are taken together, Approval Required Leases that collectively demise at least 60% of the net rentable square footage of the first level of the Mall Improvements demised by all Approval Required Leases shall provide for a minimum term of ten years or more, Approval Required Leases that collectively demise no more than 30% of the net rentable square footage of the first level of the Mall Improvements demised by all Approval Required Leases shall provide for a minimum term of between five years and ten years and Approval Required Leases that collectively demise no more than 10% of the net rentable square footage of the of the first level of the Mall Improvements demised by all Approval Required Leases shall provide for a minimum term of between one year and five years;

      (c) with respect to the portion of the leased premises, if any, that is located on the first level of the Mall, such tenant shall be obligated to pay an average annual fixed rent per net rentable square foot, over the term of the applicable Lease, that is at least equal to the annual fixed rental rate per net rentable square foot set forth on Exhibit 1 with respect to the first floor of the Mall;

      (d) with respect to the portion of the leased premises, if any, that is located on the second level of the Mall, such tenant shall be obligated to pay an average annual fixed rent per net rentable square foot over the term of the applicable Lease that is at least equal to the annual fixed rental rate per net rentable square foot set forth on Exhibit 1 with respect to the second level of the Mall;

      (e) with respect to the portion of the leased premises, if any, that is located in the Retail Annex, such tenant shall be obligated to pay an average annual fixed rent per net rentable square foot over the term of the applicable Lease that is at least equal to the annual fixed rental rate per net rentable square foot set forth on Exhibit 1 with respect to the Retail Annex;

      (f) for each lease year, for each level of gross revenue of the tenant set forth on Exhibit 1, such tenant shall be obligated to pay, as percentage rent, the relevant percentage (as set forth on Exhibit 1) of such tenant's gross revenues for each lease year minus the minimum rent paid by the tenant for such lease year; and

      (g) in no event shall the annual fixed rent that is payable with respect to any lease year be less than 100% of the annual fixed rent that was payable with respect to the immediately preceding lease year..

[EXHIBIT A-8      SNDA Qualified Leases]

                                                                       EXHIBIT B

                        GENERAL CONDITIONS TO COMMITMENT

            1.    Expenses. The Borrower shall have paid all Loan Transaction
Costs.

            2. Approval. All matters, if any, relating to the Loan and the closing that are not specifically covered by this Commitment or by the Tri-Party Agreement must be in form and substance reasonably satisfactory to the Lender.

            3. Conditions to Closing. Except as otherwise set forth below or described above, Lender shall have received or Borrower or Principal shall have satisfied, as applicable, all of the following on or prior to or simultaneously with the Closing; provided that, without limiting the provisions of the foregoing clause, Borrower shall exercise diligent and commercially reasonable efforts to cause all of the conditions, requirements and obligations (other than the execution of documents by Borrower and Principal (other than the Escrowed Guaranty, which Principal shall execute and deliver into escrow on the date hereof) that are susceptible of performance or satisfaction prior to the Closing to be satisfied at least ten (10) business days prior to the Closing.

                  A. Payment of Purchase Price and Payoff of Construction Loan. The Purchase Price shall have been paid in full. The proceeds of the Loan and other funds of Borrower (which may consist of the proceeds of the Subordinate Loan, if the Subordinate Loan is made on the Closing Date in accordance with the terms hereof) shall have been used to pay, in full, the cash portion of the Purchase Price; the non-cash portion of the Purchase Price, if any, shall be "paid" through the assumption of the Subordinate Loan (if made prior to the Closing Date) and/or of the Mezzanine Loan, in each case, to the extent made in accordance with the terms hereof. Additionally, the proceeds of the Purchase Price shall have been used by the seller under the Purchase Agreement to pay, in full, the principal amount of the Construction Loan (other than the Mezzanine Loan, if made in accordance with the terms hereof), all accrued and unpaid interest thereon and all other amounts payable in connection with the Construction Loan, in each case, as of the Closing Date (collectively, the "Construction Loan Payoff Amount").

                  B.    Escrow Accounts. The Borrower shall have deposited into
(x)(1) if the Assessment Date (as defined in the REA) shall have occurred on or prior to the Closing, the Tax Escrow Account (as defined in the Form Loan Agreement), the Taxes and Other Charges (as defined in the Form Loan Agreement) that the Lender, in good faith, shall estimate will be payable during the three
(3) calendar month-period following the Closing Date (but in no event less than the amount that the Lender, in good faith, determines shall be necessary in order to accumulate in such Tax Escrow Account sufficient funds to pay all Taxes and Other Charges at least fifteen
(15) Business Days prior to their respective delinquency dates) or (2) if the Assessment Date shall not have occurred on or prior to the Closing Date, the Tax Escrow Account (as defined in the REA)("REA Tax Account") in respect of Taxes (as defined in the REA), the amount then required, under the REA, to be deposited by Borrower in respect of Taxes into such account, (y) into the Insurance Escrow Account (as defined in the REA)(the "REA Insurance Premium Account") in respect of insurance premiums, the amount then required, under the REA, to be deposited by Borrower in respect of insurance premiums into such account and (z) shall have made the deposits into the TI Brokerage Commission Subaccount and the TI Costs Subaccount required under the paragraph of Exhibit A to this Commitment entitled "Start-Up Cost Escrow Account". Venetian shall have deposited (x) into the REA Tax Account in respect of Taxes (if the Assessment Date shall not have occurred on or prior to the Closing Date), the amount then required, under the REA, to be deposited by Venetian into such account and (y) into the REA Insurance Account in respect of insurance premiums, the amount then required, under the REA, to be deposited by Venetian into such account. Each such deposit must be in the relevant account at the time of Closing.

                  C. Completion of the Project. (i) All of the Mall Release Conditions (as defined in the FADAA) shall have been satisfied, (ii) the Real Property Collateral shall be free and clear of all Liens, other than the Permitted Encumbrances (as defined in the Form Loan Agreement); provided that, notwithstanding the foregoing, there shall be not be any materialmens', mechanics' or other similar Liens (collectively, "Mechanics' Liens") affecting the Real Property Collateral (or any portion thereof) on the Closing Date unless the same shall be deleted from the title insurance policy delivered to the Lender in order to satisfy a condition precedent to the funding of the Loan (or the issuer of such title insurance policy shall "insure over" such Lien through affirmative insurance reasonably acceptable to the Lender), (iii) at the time of Closing, funds in an amount equal to the Mall Retainage Punchlist Amount (as defined below) shall be on deposit in the Mall Retainage/ Punchlist Account (as defined in the FADAA), upon which funds and account Lender shall have a perfected first priority security interest securing the payment and performance of all indebtedness and other obligations of Borrower under the Loan Documents),
(iv) there shall be Available Funds (as defined in the FADAA) in an amount that is greater than or equal to 100% of all Remaining Project Costs (as defined in the FADAA), (iv) Lender shall have received from Lehrer McGovern Bovis, Inc., as construction manager for the Project, a certification to Lender that Substantial Completion (as defined in the Construction Management Agreement (as defined in the FADAA)) of the Work (as defined in the Construction Management Agreement) has occurred and (v)

Lender shall have received (A) all certificates and other materials referenced in the definition of "Mall Release Conditions" contained in the FADAA (or any definitions referenced in such definition of "Mall Release Conditions"), (B) a certificate from Construction Lender as to (i) the Tranche "A" Amount (and the breakdown thereof) and (ii) as to the FADAA, substantially in the form of Exhibit B-7 hereto. The term "Mall Retainage Punchlist Amount" means the aggregate amount required to be funded, on the Mall Release Date, into the Mall Retainage/Punchlist Account under Section 2.10(d) of the FADAA.

                  D. Easement, HVAC and Other Agreements. Lender shall have received and approved a true, correct and complete copy of each Enumerated OEA (as defined below) and each other Property Agreement (as defined below) (collectively, the "OEAs"). Notwithstanding the foregoing, with respect to each OEA (other than the Enumerated OEAs), Borrower may enter into the same, without Lender's approval, if both (x) a Commercially Reasonable Owner (as defined in the Form Loan Documents) would do so and (y) the execution and performance of such OEA is not likely to cause a Material Adverse Effect. With respect to each of the OEAs: (i) such OEA shall be in full force and effect, (ii) there shall be no monetary and no material non-monetary default thereunder on the part of Borrower or on the part of any other party thereto (unless, in the case of a default by any party other than Borrower, such default is a default that (x) a Commercially Reasonable Owner would waive and (y) is not reasonably likely to result in a Material Adverse Effect) and each party thereto shall have fully complied, in all material respects, with all of its obligations under such OEA required to be satisfied by it by the Closing Date (other than, with respect to obligations of any party other than the Borrower, obligations (x) the performance of which a Commercially Reasonable Owner would waive and (y) the nonperformance of which is not reasonably likely to result in a Material Adverse Effect), (iii) no party to such OEA shall have given or received any written notice or claim of default under such OEA which has not been cured (other than notices of claims of default given and addressed to a party other than Borrower relating to defaults that (x) a Commercially Reasonable Owner would waive and
(y) are not reasonably likely to result in a Material Adverse Effect), (iv) no condition shall exist that would permit any party to such OEA to cancel or terminate such OEA (or any portion thereof), to be released from liability under such OEA or reduce its obligations under such OEA, (v) each party to such OEA (if such OEA shall be an Enumerated OEA or another material OEA (as reasonably determined by the Lender) that is not a Service Contract (as defined in the Form Loan Agreement) shall have unconditionally executed and delivered to the Lender an estoppel certificate substantially in the form attached hereto as Exhibit B-1, the contents of which estoppel certificate shall be reasonably acceptable to the Lender and (vi) the holder of any mortgage or deed of trust on any property owned or leased by any party to such OEA shall have subordinated the lien of such mortgage or deed of trust to such OEA. The term "Enumerated OEAs" shall mean the collective reference to (aa) the REA, (bb) that certain Energy Services Agreement dated as of May 1, 1997 between Atlantic-Pacific, Las Vegas, LLC (the "HVAC Provider") and Mall Construction and that certain Easement Agreement dated as of May 1, 1997 between Mall Construction and the HVAC Provider (collectively, the "HVAC Agreement"), (cc) Ground Lease dated as of the date hereof between Venetian, as landlord, and HVAC Provider, as tenant (the "HVAC Ground Lease") and (dd) the Purchase Agreement. The term "Property Agreement" means the collective reference to all property management, brokerage, operating, easement, maintenance, servicing agreements and all other agreements and contracts to which Borrower is a party or that affect the Mall Improvements and/or any other of the Property (other than Leases or other related agreements) (all of the foregoing, collectively, "Property Agreements"). All Property Agreements shall be collaterally assigned to Lender.

                  E. Conveyance of Real Property Collateral to Borrower. The Real Property Collateral shall have been conveyed and transferred to Borrower, in accordance with the terms of the Purchase Agreement, free and clear of all liens and encumbrances (other than the Permitted Encumbrances (as defined in the Form Loan Agreement)).

                  F. Billboard Master Lease and Mall Master Lease. The Lender shall have received and approved a true, correct and complete copy of the Billboard Master Lease (including all amendments, supplements, assignments and modifications) and, if the Subdivision shall not exist as of the Closing, the lease between the owner of fee title to the Mall Space and the Retail Annex Land, as lessor, and the Borrower, as tenant, with respect to the Mall Space and the Retail Annex Land (the "Mall Master Lease"; the Billboard Master Lease and the Mall Master Lease, collectively, the "Ground Leases") (including all amendments, supplements, assignments and modifications). Additionally, (i) the Borrower shall hold the leasehold estate created by each of the Ground Leases,
(ii) each of the Ground Leases shall be in full force and effect, (iii) the term of each of the Ground Leases shall have commenced and the Borrower, as tenant thereunder, shall have commenced the payment of rent in accordance with the terms thereof; (iv) there shall be no monetary or material non-monetary default under either of the Ground Leases by any party thereto and each party to each of the Ground Leases shall have complied, in all material respects, with all of its obligations under such Ground Lease, (v) no party to either Ground Lease shall have given or received any written notice or claim of default under such Ground Lease that remains uncured; (vi) the Borrower shall not have transferred, assigned, hypothecated, mortgaged or pledged its interest under either Ground Lease or sublet all or any portion of the premises demised by such Ground Lease (except (x) in the case of a mortgage, to Lender, to the Junior Lender (if the Junior Loan shall exist on the Closing Date in accordance with the provisions of this Commitment) and to the Mezzanine Lender (if the Mezzanine Loan shall exist on the Closing Date in accordance with the provisions of this Commitment), and (y) in the case of a subletting, pursuant to a Lease approved by the Lender or that does not require Lender's approval under this Commitment), (vi) no condition shall exist that would permit any party to either Ground Lease to cancel or terminate either Ground Lease (or any portion thereof), to be released from liability under such Ground Lease or reduce its obligations under such Ground Lease, (vii) a memorandum of each Ground Lease, in form and substance satisfactory to the Lender, shall have been recorded in the applicable real estate records, (viii) the landlord under the Billboard Master Lease (the "Billboard Master Landlord") and the landlord under the Mall Master Lease each shall have unconditionally executed and delivered to the Lender an estoppel certificate substantially in the form attached hereto as Exhibit B-2, (ix) the Billboard Operating Lease, and all rights of the tenant thereunder, shall have been irrevocably subordinated to the Billboard Master Lease and all rights and interests of the Borrower thereunder pursuant to an instrument acceptable to the Lender and (ix) there shall be no underlying leases and no mortgages, deeds of trust or other encumbrances affecting all or any portion of either landlord's fee estate in the premises demised by its Ground Lease except for deeds of trust that are irrevocably subordinated to such Ground Lease and all rights and interests of the Borrower thereunder pursuant to an instrument acceptable to the Lender; provided that (x) the foregoing provisions of this sentence with respect to the Mall Master Lease shall only be applicable if the Subdivision shall not exist as of the Closing and (y) the foregoing provisions of this sentence with respect to the Billboard Master Lease shall only be applicable if the Billboard Operating Lease shall not have been terminated prior to the Closing. As used herein, (x) the term "Billboard Master Lease" means a lease between the fee owner of the Billboard Additional Premises, as lessor, and the Borrower, as lessee, with respect to, among other things, the Billboard Additional Premises and (y) the term "Billboard Operating Lease" means that certain restaurant lease dated as of June 26, 1997 between Venetian, as landlord, and B.L. of Nevada, Inc. (inadvertently referred to as "B.L. of Las Vegas, Inc." in such lease), as tenant.

                  G. Appraisal. The Lender shall have received an update of the appraisal of the Property delivered to, and accepted by, the Lender on or prior to the date hereof in connection with the issuance of this Commitment (or if the Lender so elects, a new appraisal of the Property) prepared by an independent appraiser holding an M.A.I. designation who shall be designated by Lender and licensed in the State of Nevada. Such update or new appraisal, as applicable, shall (i) be addressed to Lender and to such other parties as Lender shall require, (ii) provide that it may be distributed to, and relied upon by, such persons and entities as the Lender shall reasonably require and (iii) be prepared in compliance with all applicable legal requirements, including, without limitation, FIRREA and all other then current federal regulatory requirements. The fee for said update or new appraisal, as applicable, shall be paid by Borrower (as shall the fee for the appraisal of the Property delivered to, and accepted by, the Lender in connection with the issuance of this Commitment).

                  H. Title Policy. The Lender shall have received a title insurance policy or policies issued by one or more title insurance companies (with co-insurance and/or re-insurance with direct access agreements as Lender may reasonably require) in such forms, amounts and by such title insurance companies as shall be reasonably satisfactory to Lender and its counsel, with a liability limit of not less than the Loan Amount insuring to the Lender that the deed of trust securing the Loan is a first priority lien on the good and marketable fee simple absolute title to the Property (other than the Billboard Additional Premises and, if the Subdivision shall not exist as of the Closing, the Mall Space and the Retail Annex Land) and on the good and marketable leasehold estate in the Billboard Additional Premises pursuant to the Billboard Master Lease and, if the Subdivision shall not exist as of the Closing, the leasehold estate in the Mall Space and the Retail Annex Land pursuant to the Mall Master Lease. The title insurance policy (i) shall be in the standard 1992, 1987 or 1970 ALTA form policy, (ii) shall have deleted therefrom any creditors' rights or similar exception, (iii) shall not contain any exceptions (other than Permitted Encumbrances (as defined in the Form Loan Agreement) to which the Lender objects and (iv) shall contain such endorsements (in addition to any endorsements relating to creditors' rights and similar exceptions) as may be reasonably required by Lender's counsel, including, without limitation, (x) if the Subdivision shall exist as of the Closing, an endorsement that the Mall Space, the Mall, the Retail Annex and the Retail Annex Land shall collectively constitute, under applicable Legal Requirements, one or more lawfully created parcel(s) and one or more tax parcel(s) that shall not include, or comprise a portion of, any other property.

                  I. Survey. The Lender shall have received a current, as built, title survey of the Property and the remainder of the Project. The survey shall be prepared by a licensed or registered land surveyor reasonably acceptable to Lender, certified to Lender and the title insurance compan(ies) referred to above and containing the current ALTA/ACSM certification. The survey shall (i) be prepared pursuant to the 1992 ALTA/ACSM Minimum Standard Detail Requirements for Land Surveys (with any modifications or replacements to such requirements occurring after the date hereof and reasonably acceptable to the Lender), (ii) meet the requirements of a Urban Survey, and (iii) show a state of facts in form, scope and substance acceptable to Lender

(including, without limitation, an adequate and accurate legal description, interior lot lines, if any, the location of all adjoining streets and roads, the distance to and names of the nearest intersecting streets, the location of all recorded and all physical boundary lines, all strips, gores and overlaps with adjacent properties, the location of all improvements on the Property and the remainder of the Project, locations of utilities, elevations, high water marks, easements and rights-of-way, whether of record or apparent, ingress and egress to and from the Property and the remainder of the Project and natural and constructed objects affecting the Property or the remainder of the Project and showing any encroachments and/or discrepancies with any recorded instruments or existing boundary markers), provided that any easement that shall constitute a Permitted Encumbrance (as defined in the Form Loan Agreement) may be shown on the survey.

                  J.    Opinion of Counsel. The Lender shall have received:

                        (i) opinions of counsel in form, scope and substance reasonably satisfactory to Lender and Lender's counsel. Said opinions shall include, but not be limited to the following: that Borrower is a Delaware limited liability company, and each of Borrower, each member of Borrower, the landlord under the Mall Master Lease (if the Subdivision shall not exist as of the Closing) and the Billboard Master Landlord is duly organized, validly existing and in good standing under the laws of the State of its formation or incorporation and qualified to do business in the State where the Property is located; that the execution and delivery of the documents to be executed and delivered as evidence of, security for or otherwise in connection with the Loan (the "Loan Documents"), the Billboard Master Lease, the OEAs and, if the Subdivision shall not exist as of the Closing, the Mall Master Lease, have been duly authorized; that the Loan Documents are not usurious and that the Loan Documents, the Billboard Master Lease, the OEAs and, if the Subdivision shall not exist as of the Closing, the Mall Master Lease, have been duly executed and delivered by all parties thereto (other than the HVAC Provider and Lender) and are valid, binding and enforceable in accordance with their terms (subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles) and do not violate or contravene any statute or, to such counsel's knowledge, contractual restriction binding on Borrower, any member of Borrower, the Billboard Master Landlord, the landlord under the Mall Master Lease (if the Subdivision shall not exist as of the Closing), the Principal or any other party to any of the OEAs (other than the HVAC provider) (each such party, a "Related Document Party"); and

                        (ii) a Substantive Non-Consolidation Opinion, together with a memorandum in the form of Exhibit D attached to the Tri-Party Agreement.

                  K. Organizational Documents. For Borrower, for each member of Borrower, and for each Related Document Party that shall be a limited liability company, the Lender shall have received a certificate of formation (or articles of organization, as applicable) and all amendments thereto certified by the Secretary of State of State of its formation or organization, a copy of the limited liability company agreement with all amendments thereto certified by a managing member of such limited liability company and any other such evidence of limited liability company authority and good standing as Lender's counsel may require shall be submitted to the Lender. For each member of Borrower, and for each Related Document Party, that shall be a corporation, the Lender shall have received a certificate of incorporation (or articles of incorporation, if applicable) and all amendments thereto certified by the Secretary of State of its state of incorporation, a Certificate of Good Standing issued by the Secretaries of State of the state of its incorporation and the State where the Property is located, a copy of the by-laws and all amendments thereto certified by an authorized officer of the corporation and a copy of the corporate resolution authorizing the transactions in question, and an incumbency certificate, certified by an authorized officer of the corporation, in the case of each of the foregoing, in form and substance reasonably satisfactory to Lender and its counsel. For each member of Borrower, and for each Related Document Party, that shall be a partnership, the Lender shall have received a copy of the partnership agreement with all amendments thereto certified by general partner of such entity, a filed partnership certificate (with all amendments thereto) certified by the Secretary of State of such partnership's state of formation, and any other such evidence of partnership authority, existence and good standing as Lender's counsel may require shall be submitted to Lender. For each member of Borrower, and for each Related Document Party, that is a legal entity other than a corporation, a partnership or a limited liability company, the Lender shall have received all organizational, authority, incumbency and good standing documentation of such entity as Lender's counsel shall reasonably require. The Lender shall also have received (x) any consents or approvals required under any of the foregoing documents, materials or certificates and (y) copies of organizational, authority, incumbency and good standing documentation with respect to any entity that owns any direct or indirect interest in any of Borrower, or any Related Document Party. All of the documents, materials and certificates required to be furnished to the Lender under this paragraph K shall be subject to the reasonable approval of the Lender. As a condition precedent to Lender executing and delivering this Commitment and the Tri-Party Agreement, Lender shall receive such organizational and related documents, materials and certificates as Lender shall require in connection with the execution, delivery and performance of this Commitment and the Tri-Party Agreement by all parties thereto (other than Lender).

                  L.    [Intentionally omitted]

                  M. Leases. The Lender shall have received a true and complete copy of each lease, sublease, license or other occupancy agreement affecting the Property or any portion thereof (including all amendments, supplements and modifications)(collectively, "Leases") and each Lease shall be a Permitted Lease (as defined in the Form Loan Documents). Without limiting the provisions of the preceding sentence, Lender may condition its approval of any Lease requiring its approval as aforesaid upon the unconditional execution and delivery by (x) the tenant or other occupant under such Lease of an estoppel certificate in the form attached hereto as Exhibit B-3, the contents of which estoppel certificate shall be reasonably acceptable to the Lender and/or (y) such tenant and Borrower of a subordination non-disturbance and attornment agreement substantially in the form of Exhibit B-4 hereto (an "SNDA").

                  N.    [Intentionally omitted]

                  O. Financial and Operating Statements; Tax Returns. Lender shall have received pro forma financial statements for the Borrower for such periods as the Lender shall reasonably require as prepared by Borrower in good faith.

                  P. Insurance. The obligations set forth in the Form Loan Documents relating to insurance shall have been satisfied.

                  Q. Rent Roll. The Lender shall have received a current rent roll listing each and every Lease, identifying the leased property, names of all tenants, square footage or other identification of space leased, monthly rental and all other charges payable under the Lease, date to which paid, term of Lease, date of occupancy, date of expiration, renewal options (including rental base), rent arrears, rent escalations, amounts taken in settlement of outstanding arrears, collections of rent for more than one (1) month in advance, real estate taxes paid by tenants, common charges paid by tenants, tenant pass-throughs, and such other information as is reasonably requested by Lender. Borrower shall sign, date, and certify the rent roll as true, complete and accurate as of the Closing Date.

                  R. U.C.C. and Lien Searches. The Lender shall have received U.C.C. and lien searches against such parties as Lender may require, the results of which searches shall not disclose any Liens (as defined in the Form Loan Agreement) other than (x) Mechanics' Liens that are permitted under this

Commitment and (y) other Permitted Encumbrances (as defined in the Form Loan Agreement)(other than Mechanics' Liens).

                  S. Environmental Site Assessment. The Lender shall have received written reports prepared by EMG with respect to the environmental condition at the Project in form and substance reasonably satisfactory to Lender and in accordance with the following provisions (collectively, the "Environmental Reports"). The environmental professionals at EMG, their qualifications, the scope and methodology of their investigations, the Environmental Report and the recommendations set forth therein and the form, scope and substance of their certifications to Lender shall be reasonably acceptable to Lender in all respects. The Environmental Reports shall include the following which shall be prepared by EMG: (i) a Final Phase I environmental site assessment assessing the presence of environmental contaminants, PCBs or storage tanks at the Project conducted in accordance with ASTM Standard E 1527-94, or any successor thereto published by ASTM; (ii) a Phase II environmental site assessment at Borrower's cost in the event that EMG determines that the Phase I environmental site assessment is unsatisfactory or suggests that a Phase II environmental site assessment is recommended or warranted; and (iii) such further site assessments as EMG may recommend due to the results obtained in (i) or (ii) above or due to any other information available to EMG regarding environmental conditions at the Project. All fees and expenses in connection with the Environmental Report shall be paid by Borrower.

            Borrower shall obtain permission for such environmental professional to enter upon the Project for purposes of conducting such environmental assessment. The Environmental Report shall be accompanied by a certification from EMG stating that the Environmental Report meet Lender's scope of work and that Lender and its successors and assigns are entitled to rely on such Environmental Report.

            Borrower and Principal acknowledge and agree that, without limiting the generality of any other term, provision or condition of this Commitment, based on any information contained in, or furnished or communicated in connection with, such Environmental Reports or other environmental documentation, a copy of which has been provided to Borrower, or any uncertainties raised thereby, in the event that a reasonably likely source of material liability is identified, the nature and/or extent of which was not identified in the Existing Environmental Reports, as defined in Tri-Party Agreement, Lender reserves the absolute right, in its sole and exclusive discretion, to decline to make the Loan or to impose additional conditions that must be satisfied prior to or after the Closing of the Loan (including, without limitation, requiring additional investigation into environmental conditions in connection with the Project, testing and sampling of soil, water, air, building materials, or other substances or materials). All fees and expenses in connection with the Environmental Report shall be paid by Borrower.

                  T.    [Intentionally omitted]

                  U.    [Intentionally omitted]

                  V.    Indebtedness; Subordinate Loan. (i) Borrower shall have
(x) no debts other than the Loan, the Subordinate Loan, the Mezzanine Loan (to the extent permitted under subparagraph (ii) below), trade debt incurred in the ordinary course of Borrower's business of operating the Property and Permitted Other Indebtedness, and (y) no liabilities other than those described in the foregoing clause (x) and other liabilities incurred in the normal operations of the Property in accordance with the terms of the Form Loan Documents or otherwise permitted under the Form Loan Documents.

                  (ii) Either (x) a Subsidiary (as defined below) or (y) a Person that is not a Subsidiary but which is an Acceptable Holder (as defined below), and which, in the case of (x) or (y)(unless such Acceptable Holder is an Institutional Lender), is a "special-purpose entity" (the "Junior Lender") shall have made a loan to Borrower , or Borrower shall have assumed a loan, in an amount equal to the lesser of (1) $35,000,000 or (2) the greater of (aa) the outstanding principal balance of the Substitute Tranche B Loan (as defined in the GMAC Credit Agreement) that is outstanding on the Closing Date plus accrued and unpaid interest thereon for the final interest accrual period that is then not yet delinquent or (bb) the principal amount of the Tranche B Component (as defined in the GMAC Credit Agreement) of the Construction Loan that is outstanding on the Closing Date plus accrued and unpaid interest thereon for the final interest accrual period that is then not yet delinquent (the "Subordinate Loan"). All of the proceeds of the Subordinate Loan shall be used to pay a portion of the Purchase Price which shall, in turn, be used to payoff the Construction Loan. The Subordinate Loan shall be secured by a second priority (or, if the Mezzanine Loan shall be outstanding on and after the Closing Date in accordance with the provisions of clause (iii) below, a third priority) deed of trust and security interest on the Real Property Collateral and shall be fully subordinated to the Loan pursuant to the terms of the Junior Loan Documents. The Junior Loan Documents shall provide, among other things, that (A) the term of the Subordinate Loan is five (5) years (and the Borrower shall have the right to extend such term for an additional three (3) years without the payment of any fee or other compensation), (B) current payments under the Subordinate Loan will be made (subject to the other provisions of this paragraph "V") only from revenue generated by the Property after payment of all debt service and other payments under the Loan that are then due and payable, payment of all operating expenses and capital expenditures relating to the Property and funding of all reserves required by Lender pursuant to the Form Loan Documents (the "Required Reserves") ("Excess Cash Flow")(and, if the Mezzanine Loan shall be outstanding as provided below, the making of any payments required under the Mezzanine Loan Documents), provided that (1) at any time that an Event of Default shall exist under the Loan Documents, no payments shall be permitted under the Junior Loan Documents (but interest under the Junior Loan Documents shall, in all events, be permitted to accrue and compound and the obligation to pay the same shall be deferred until both (x) no Event of Default exists and (y) Excess Cash Flow (net, if the Mezzanine Loan shall be outstanding as provided below, of amounts that are payable under the Mezzanine Loan Documents) is sufficient to pay the same); provided further that if the Mezzanine Loan shall be outstanding on and after the Closing Date, until such time (such time, the "Amortization Achievement Event") as (aa) the aggregate outstanding principal balance of the Loan, the Mezzanine Loan and the Subordinate Loan shall equal (bb) the sum of the original principal amount of the Loan and the original principal amount of the Subordinate Loan (i.e. without giving effect to any capitalization of accrued interest), (i) no payments shall be permitted under the Junior Loan Documents (but interest under the Junior Loan Documents shall, in all events, be permitted to accrue and compound and the obligation to pay the same shall be deferred until both the Amortization Achievement Event shall occur and Excess Cash Flow (net, if the Mezzanine Loan shall be outstanding as provided below, of amounts that are payable under the Mezzanine Loan Documents) shall be sufficient to pay the same) and (ii) Borrower shall use all Excess Cash Flow (net of Tax Distributions and after the funding of reserves (without duplication of the Required Reserves) in an aggregate amount not to exceed $1,000,000) to prepay the principal amount of the Loan, (C) the Junior Loan Documents and all of the Junior Lender's rights and remedies under the Junior Loan Documents at all times shall be subject and subordinate to the Loan Documents and all of the Lender's rights and remedies under the Loan Documents, (D) without the prior written consent of the Lender, the Junior Lender shall not foreclose or take any other enforcement action under the Junior Loan Documents unless all Indebtedness (as defined in the Form Loan Documents) shall have been indefeasibly satisfied in full for a period of at least ninety
(90) days, (E) the Junior Lender shall not increase, renew, extend, restate, replace, supplement, amend or modify any Junior Loan Document or the indebtedness with respect thereto (and the total indebtedness secured or evidenced by the Junior Loan Documents shall not be increased (other than the capitalization of interest or the making of "protective" advances, in each case, in accordance with the express provisions of the Junior Loan Documents and of the Form Loan Documents) without, in each case, the prior written consent of the Lender; provided that the Lender shall not unreasonably withhold or delay its consent to any amendment of or modification to any Junior Loan Document that does not (x) change the Junior Loan Subordination Provisions, (y) effect an increase in the indebtedness evidenced or secured by any Junior Loan

Document (the "Junior Indebtedness") or the interest rate(s) applicable thereto or (z) accelerate the maturity date applicable to the Junior Indebtedness or the date upon which any of the Junior Indebtedness shall be payable and (F) if the Junior Lender shall desire to assign or participate out the Subordinate Loan or the Junior Loan Documents or any interest therein, it shall afford the Lender the right of first refusal to purchase the same on the terms upon which the Junior Lender will, unless the Lender exercises such right, sell the Subordinate Loan, Junior Loan Documents or interest, as applicable. As used herein, the term "Junior Loan Documents" shall have the meaning given thereto in the Form Loan Agreement. As used herein, the term "Acceptable Holder" shall mean any of the following: (i) a savings bank, savings and loan association, commercial bank, pension fund, trust company (whether acting individually or in a fiduciary capacity) or insurance company (whether acting individually or in a fiduciary capacity) that has a combined capital and surplus of $500,000,000 or more (each of the entities described in this clause (i), an "Institutional Lender"), (ii) a real estate investment trust existing in compliance with Sections 856 through 860 of the Internal Revenue Code of 1986, as amended from time to time, or a regional or national shopping center development company, in either case, whose shares are publicly traded on a national securities exchange and that has an equity market capitalization of $250,000,000 or more or (iii) an Alternate Lender (as defined below) approved by the Lender (which approval shall not be unreasonably withheld). Notwithstanding the foregoing, in no event shall the Subordinate Loan be assigned or participated by or to an Affiliate of Borrower at any time that an Event of Default shall exist under the Form Loan Documents. The term "Subsidiary" shall mean entity (i) that is controlled (as defined in the definition of Affiliate) by the Principal (or, in the case of the death or legal incapacity of the Principal, the applicable Person or Persons referenced in clause (ii) or (iii), as applicable, of the definition of "Permitted Transfer" contained in the Form Loan Documents) and (ii) all of the ownership interests of, and voting rights with respect to, are owned by the Persons that are, under the express terms of the Loan Documents, permitted to own ownership interests in, and voting rights with respect to, the Borrower. The term "Alternate Lender" shall mean any Person that shall not be, and shall not have been, a party (or an Affiliate of a party): (i) with whom Lender (or any Affiliate thereof) or any other third-party lender shall have had a dispute based either on (a) alleged bad faith dealings or fraudulent conduct or (b) an alleged intentional breach with respect to an agreement between Lender (or any Affiliate thereof) or any other third-party lender and the party in question (or any Affiliate thereof) or (ii) the subject of any action, proceeding, hearing or investigation (a) alleging or relating to criminal activity or (b) to revoke any material license or permit.

      (iii) If Construction Lender shall increase, in accordance with the provisions of Section 3.4 and/or Section 3.5 of the Intercreditor Agreement (as defined below), the principal amount of the Construction Loan, then, subject to the terms hereof, a portion of the Construction Loan in the amount equal to the lesser of (x) the aggregate amount of such increase or (y) $30,000,000 (such portion, the "Mezzanine Loan") may remain outstanding on and after the Closing Date. If the Mezzanine Loan shall be outstanding on and after the Closing Date, the Mezzanine Loan shall be secured by a second priority deed of trust and security interest on the Real Property Collateral and shall be fully subordinated to the Loan pursuant to the terms of the loan documents relating to the Mezzanine Loan (the "Mezzanine Loan Documents"). The Mezzanine Loan Documents shall provide, among other things (A) for the interest rate provided in the Intercreditor Agreement, (B) that the Mezzanine Loan may not be assigned and/or participated out to any Person (other than an Institutional Lender) without the prior written consent of Lender, (C) that the term of the Mezzanine Loan shall be five (5) years (and the Borrower shall have the right to extend such term for an additional three (3) years without the payment of any fee or other compensation), (D) current payments under the Mezzanine Loan will be made only from Excess Cash Flow, provided that (1) at any time that an Event of Default shall exist under the Loan Documents, no payments shall be permitted under the Mezzanine Loan Documents (but interest under the Mezzanine Loan Documents shall, in all events, be permitted to accrue and compound and the obligation to pay the same shall be deferred until both (x) no Event of Default exists and (y) Excess Cash Flow is sufficient to pay the same; provided further that until the Amortization Achievement Event, (i) no payments shall be permitted under the Mezzanine Loan Documents (but interest under the Mezzanine Loan Documents shall, in all events, be permitted to accrue and compound and the obligation to pay such interest shall be deferred until both the Amortization Achievement Event shall occur and Excess Cash Flow shall be sufficient to pay such interest) and (ii) Borrower shall use all Excess Cash Flow (net of Tax Distributions and after the funding of reserves (without duplication of the Required Reserves) in an aggregate amount not to exceed $1,000,000 at any one time) to prepay the principal amount of the Loan, (E) the Mezzanine Loan Documents and all of the Mezzanine Lender's rights and remedies under the Mezzanine Loan Documents at all times shall be subject and subordinate to the Loan Documents and all of the Lender's rights and remedies under the Loan Documents, (F) the Mezzanine Loan Documents shall contain the provisions set forth on Exhibit B-5 attached hereto (the "Mezzanine Loan Subordination Provisions") and no terms or provisions that are inconsistent therewith and Construction Lender shall not take any action, or refrain from taking any action, inconsistent with the Mezzanine Loan Subordination Provisions, (G)(1) without the prior written consent of the Lender, the Mezzanine Lender shall not foreclose or take any other enforcement action under the Mezzanine Loan Documents unless all Indebtedness shall have been indefeasibly satisfied in full and (2) in the event that Lender is required, pursuant to Section 544, 547 or 548 of the U.S. Bankruptcy Code, to disgorge any amounts paid by the Borrower under the Loan Documents, then Mezzanine Lender shall, within ten days of demand therefor by Lender, pay over to Lender funds in an amount equal to the lesser of (aa) the amount that Lender is required so to disgorge or (bb) the aggregate amount received by Mezzanine Lender in respect of the Mezzanine Indebtedness after Mezzanine Lender foreclosed or took any other enforcement action, (H) the Mezzanine Lender shall not increase, renew, extend, restate, replace, supplement, amend or modify any Mezzanine Loan Document or the indebtedness with respect thereto (the "Mezzanine Indebtedness") (and the total indebtedness secured or evidenced by the Mezzanine Loan Documents shall not be increased (other than the capitalization of interest or the making of "protective" advances, in each case, in accordance with the express provisions of the Mezzanine Loan Documents and of the Form Loan Documents) without, in each case, the prior written consent of the Lender; provided that the Lender shall not unreasonably withhold or delay its consent to any amendment of or modification to any Mezzanine Loan Document that does not (x) change the Mezzanine Loan Subordination Provisions, (y) accelerate an increase in the indebtedness evidenced or secured by any Mezzanine Loan Document (the "Mezzanine Indebtedness") or the interest rate(s) applicable thereto or (z) change the maturity date applicable to the Mezzanine Indebtedness or the date upon which any of the Mezzanine Indebtedness shall be payable and (I) if the Mezzanine Lender shall desire to assign or participate out the Mezzanine Loan or the Mezzanine Loan Documents or any interest therein, it shall afford the Lender the right of first refusal to purchase the same on the terms upon which the Mezzanine Lender will, unless the Lender exercises such right, sell the Mezzanine Loan, Mezzanine Loan Documents or interest, as applicable. Without limiting the foregoing, the form and substance of the Mezzanine Loan Documents shall be subject to the Lender's approval (which approval, other than with respect to the Mezzanine Subordination Provisions, shall not be unreasonably withheld).

                  W.    [Intentionally omitted].

                  X. Bankruptcy. Neither Borrower nor any member in Borrower nor the Principal nor the landlord under the Billboard Additional Premises Lease nor, if the Subdivision shall not exist as of the Closing, the landlord under the Mall Master Lease (each of the foregoing, an "Enumerated Party") shall have made a general assignment for the benefit of creditors, and there shall not have been filed by or against any Enumerated Party a petition which has not been dismissed prior to the Closing Date under any Legal Requirement pertaining to bankruptcy, arrangement, insolvency or reorganization or under any similar Legal Requirement or for the appointment of a receiver, and no action, case or proceeding which has not been dismissed prior to the Closing Date shall have been commenced under any such Legal Requirement with respect to any Enumerated Party or for the composition, extension, arrangement or adjustment of any Enumerated Party's obligations, and there shall not have been a suspension of any Enumerated Party's primary business and there shall not have occurred the issuance of any warrant or attachment against any substantial part of the property of any Enumerated Party or the taking of possession of or assumption of control of all or any substantial part of the property of any Enumerated Party's business by any governmental authority. If any of the foregoing shall occur at any time prior to the funding of the Loan, then this Commitment shall automatically and immediately terminate without further notice and without further action on the part of Lender.

                  Y. No Default. There shall not exist any monetary or any material non-monetary default on the part of the Borrower or the Principal under this Agreement, under the Tri-Party Agreement or under any documents, instrument or certificate delivered in connection herewith or therewith.

                  Z. Subdivision. Borrower shall use its best efforts to consummate the Subdivision as soon as practicable; provided that it shall not be a condition precedent to Lender's obligation to fund the Loan that the Subdivision exist on the Closing Date.

                  AA.   No Condemnation, Litigation or Casualty. No portion of
the Property (other than a de minimis portion thereof) and no material portion of the remainder of the Project shall have been taken in condemnation, eminent domain or a similar proceeding (or conveyed in lieu thereof) and no such proceeding shall be pending (except to the extent that any such taking shall constitute a Permitted Transfer (as defined in the Form Loan Agreement)). No action, suit or proceeding shall be pending against or affecting the Borrower, the Principal or the Collateral (and no judgment(s) or decree(s) shall have been entered against any such entity or person) which is reasonably likely to have a material adverse effect on the value of the Collateral or on the financial condition of the Borrower. No portion of the Property or of the remainder of the Project shall have been damaged or destroyed by fire or other casualty, and no other loss with respect thereto shall have occurred, that (x)(1) in the case of the Property, resulted in a loss of $500,000 or more (a "Material Mall Loss") or
(2) in the case of the remainder of the Project, is material (a "Material Project Loss") and (y) in any such case, shall not have been repaired to the extent required for the Project to be in the condition required on the Mall Release Date (as defined in the FADAA); provided that with respect to any damage, destruction or loss with respect to the Property or the remainder of the Project that shall not constitute a Material Mall Loss or a Material Project Loss, sufficient insurance proceeds must be available to the Borrower, to the Trustee under the REA or to the owner of the remainder of the Project, as applicable, to restore the Property to the condition required on the Mall Release Date and the relevant part(ies) shall be diligently effecting such restoration.

            4. Loan Documents. The Borrower, Principal, Manager and other parties thereto shall unconditionally execute and deliver loan documents and related documents substantially in the forms attached hereto as Exhibit B-6, together with the Additional Loan Documents (as defined below) (all of the foregoing, collectively, the "Form Loan Documents") with such changes thereto as the Lender shall reasonably require, as well as all other documents, instruments, certificates and financing statements as the Lender shall reasonably require; provided that, such changes and such other documents, instruments, certificates and financing statements shall (a) be required by the Lender as the result of a legal requirement that is enacted, promulgated or changed after the date hereof and/or by any title company and (b) not conflict with any of the terms or provisions of this Commitment. The Guaranty by the Principal, substantially in the form of Exhibit B-6A hereto (the "Form Payment Guaranty") shall be executed and delivered by the Principal on the date hereof and held by the Lender in escrow (the "Escrowed Guaranty"). Automatically, at such time, if any, as the Lender shall fund the Loan, without the execution of any further document, instrument or other writing by any Person or the taking of any further action by any Person, the Escrowed Guaranty shall (x) be deemed to be dated as of the date of the funding of the Loan and (y) be released from escrow and shall, for all purposes, be in full force and effect; provided that, without limiting the generality of the foregoing, (aa) Lender shall be entitled, on or after the Closing Date, to date the Escrowed Guaranty as of the same date as the other Loan Documents and (bb) at the Closing, as a condition to Lender's obligation to fund the Loan, if the Lender shall so request, the Principal shall execute and deliver a new guaranty, in the form of the Form Payment Guaranty, to replace the Escrowed Guaranty (a "Replacement Guaranty"). If Lender shall require a Replacement Guaranty, then, promptly after the Principal shall unconditionally execute and deliver the Replacement Guaranty to Lender, Lender shall return the Escrowed Guaranty to the Principal. The "Additional Loan Documents" means the collective reference to (i) a pledge and security agreement in form and substance reasonably satisfactory to Lender, which creates in favor of the Lender a perfected first priority security interest on the Retainage Escrow Account (as defined in the Form Loan Agreement) and the Retainage Escrow Collateral (as defined in the Form Loan Agreement) and (ii) a pledge and security agreement in form and substance reasonably satisfactory to Lender, which creates in favor of the Lender a perfected first priority security interest on the Management Fees Escrow Account (as described in, and as the same will be defined in, the Form Loan Agreement) and the Management Fees Collateral (as described in, and as the same will be defined in, the Form Loan Agreement), together with any UCC financing statements reasonably required by Lender in connection therewith.

            5. Secondary Market. In addition to Lender's rights under Exhibit A to this Commitment set forth under the heading "Assignment and Participation", Lender may, at any time, transfer any or all servicing rights with respect to the Loan or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in or secured by the Loan in a rated or unrated public offering or private placement (the "Securities"), and may forward to each purchaser, transferee, assignee, servicer, participant or investor, or any nationally recognized statistical rating organization that has been requested to assign a rating to Securities (collectively, the "Investor") or prospective Investor all documents and information Lender has with respect to the Loan as Lender deems necessary or desirable. Borrower shall furnish and Borrower consents to Lender furnishing to such Investor or such prospective Investor all information concerning the Project, the Leases and the financial condition of Borrower and the Project in such form, substance and detail as Lender or such Investor or prospective Investor may reasonably request. In connection with any such sale, transfer, assignment or participation (or any proposed sale, transfer, assignment or participation) the Borrower and the Principal shall provide an estoppel certificate to the Investor or prospective Investor in form and content reasonably satisfactory to the Lender and such Investor or prospective Investor. Lender shall not sell Securities in a private placement to a Competitor; provided that the Lender shall be entitled to rely on a written statement from the proposed purchaser that it is not a Competitor (without making any further inquiry or investigation) and the Lender shall not be liable to the Borrower or to any other Person if Lender shall consummate such private placement with a Person that shall in fact be a Competitor notwithstanding the fact that such Person delivered such a written statement.

            6. Other Documentation. Borrower and the Principal shall provide Lender with such other evidence, documents, information and materials as Lender or its counsel may reasonably require.

            7. No Oral Change. This Commitment may not be modified, amended, waiver, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Lender, Borrower or the Principal, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

            8. Waiver/Survival. The provisions of this Commitment cannot be waived or modified unless such waiver or modification is in writing and signed by Borrower, the Principal and Lender (including, without limitation, the Tri-Party

Agreement). Except as otherwise set forth in the Tri-Party Agreement this Commitment is for the benefit only of the parties hereto and no third party (other than any Investor) shall have any interest therein or in the proceeds of the Loan. This Commitment, together with the Tri-Party Agreement, sets forth the entire agreement among Borrower, the Principal and Lender, and all other agreements shall be deemed to have merged herewith. Each of Borrower and the Principal acknowledges that Lender has made no representations or warranties to Borrower or the Principal (except as expressly set forth in the Tri-Party Agreement).

            9. Non-Assignability. Except as otherwise expressly provided in the Tri-Party Agreement, this Commitment and the proceeds of the Loan are not assignable, and the duties and obligations of the Borrower and the Principal under this Commitment are not delegatable, by Borrower or the Principal to any other person or entity without Lender's prior written consent.

            10. Publicity. In the event the Loan contemplated herein is made, Lender shall have the right, at its sole cost and in compliance with applicable law, to issue press releases, advertisements and other promotional materials describing in general terms or in detail, Lender's participation in such transaction, subject to approval of Borrower, such approval not to be unreasonably withheld or delayed.

            11. Confidentiality. This Commitment (and financial materials furnished by the Borrower to Lender in connection herewith) is being furnished on a confidential basis and the contents hereof may not be disclosed by Borrower, the Principal or Lender to third parties, except that each party hereto may disclose such information (a) in connection with any litigation between Lender, as one party, and Borrower and/or Principal, as another party,
(b) upon the order, request or demand of any governmental authority or if otherwise required by applicable law, (c) in the case of Lender, in connection with the exercise of any right or remedy hereunder or under any Loan Document after the occurrence of an event of default or default, (d) to those of its employees, accountants, attorneys, agents and other advisors, directors, officers, shareholders, partners, members and other principals who are working on, or are consulted in connection with, the transactions contemplated hereby or by the Loan Documents, (e) to other Lenders (as defined in the FADAA) and to their respective employees, accountants, attorneys, agents and other advisors, directors, officers, shareholders, partners, members and other principals who are working on, or are consulted in connection with, the transactions contemplated by the FADAA, (f) thereof in the case of Lender, to any actual or potential participant, assignee, agent, investor or servicer that agrees to be bound by the provisions of this Section (or the comparable provision in the Loan Documents), (g) if such information is or becomes generally available to the public, other than as a result of the disclosure by such party in breach of this provision, (h) any rating agency that may or will rate any class of securities in connection with a Securitization or
(i) that is or becomes available to any such party from any source other than any party hereto or its Affiliate unless the party supplying such information shall have advised the applicable party hereto that such source is subject to a confidentiality agreement that covers the information in question. In the event that any party hereto (the "Requested Party") is required or demanded by legal process (e.g., depositions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) to disclose any of the contents of this Commitment, such party shall give prompt written notice to the other parties hereto of such request or demand so that any party hereto (other than the Requested Party) may, should it elect to do so, within five (5) Business Days of receipt of such notice, seek a protective order or other appropriate remedy to challenge or contest such request (and give the Requested Party notice thereof), and during the pendency of any such action the Requested Party shall not, to the extent permitted by applicable law, disclose such contents of this Commitment.

            12. Closing Funds. All funds required to be paid by Borrower or the Principal to Lender under this Commitment must be in the form of certified funds or made by wire transfer of immediately available federal funds.

            13. Assignment of Commitment. Lender may, at any time prior to Closing, (x) without Borrower's or Principal's consent, to any Affiliate of Lender and (y) with Borrower's consent (which shall not be unreasonably withheld or delayed (unless the proposed assignee shall be a Competitor)), to any other Person that is not a Competitor, transfer and assign this Commitment, and delegate its duties and obligations under this Commitment, to another lender which assumes the obligation to originate the Loan pursuant to the terms of this Commitment; provided, however, that Lender shall not be released from liability under the terms of this Commitment. Lender shall be entitled to rely on a written statement from the proposed assignee that it is not a Competitor (without making any further inquiry or investigation) and the Lender shall not be liable to the Borrower or to any other Person if Lender shall consummate such assignment to a Person that shall in fact be a Competitor notwithstanding the fact that such Person delivered such a written statement.

            14. Broker Indemnification. (a) The Borrower and the Principal hereby represent and warrant to the Lender that neither the Borrower nor the Principal has dealt with any broker, finder or similar person or entity in connection with this Commitment or the transactions contemplated hereby (other than Affiliates of Lender, with respect to whom no brokerage, finder's or similar fee is payable by Borrower). The Borrower and the Principal hereby agree to indemnify, save harmless and defend the Lender from and against
(i) any and all claims asserted by any broker, finder or similar person or entity (other than Affiliates of Lender) for any broker's, finder's or similar fee or commission arising from, through or under the Borrower, the Principal or any Affiliate thereof in connection with the negotiation, execution, or performance of this Commitment and (ii) all losses, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and expenses) suffered or incurred by the Lender in connection therewith. The provisions of this paragraph shall survive the expiration or termination of this Commitment.

            (b) The Lender hereby represents and warrants to the Borrower and to the Principal that the Lender has not dealt with any broker, finder or similar person or entity in connection with this Commitment or the transactions contemplated hereby (other than Affiliates of Lender, to whom no brokerage, finder's or similar fee is payable by Borrower). The Lender hereby agrees to indemnify, save harmless and defend the Borrower and the Principal from and against (i) any and all claims asserted by any broker, finder or similar person or entity for any broker's, finder's or similar fee or commission arising from, through or under the Lender or any Affiliate thereof in connection with the negotiation, execution, or performance of this Commitment and (ii) all losses, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and expenses) suffered or incurred by the Borrower or the Principal in connection therewith. The provisions of this paragraph shall survive the expiration or termination of this Commitment.

            15. No Material Misstatement. Borrower represents and warrants that, as of the date hereof, no written statement of fact made by or on behalf of the Borrower or the Principal in or in connection with this Commitment or in any certificate, document, exhibit or schedule furnished by the Borrower or the Principal to the Lender pursuant hereto or thereto contains any untrue statement of a material fact or omits to state any material fact relating specifically to the Loan, the Collateral, the Project, the Borrower, the Principal or the business to be operated at the Property, that is known to Borrower, Principal or any Affiliate thereof and is necessary to make statements contained herein or therein not misleading. There is no event or circumstance relating specifically to the Loan, the Project, the Borrower, Principal and/or the business to be operated at the Property presently known to the Borrower or the Principal which has not been disclosed to the Lender which might reasonably be expected to cause a Material Adverse Effect. Borrower acknowledges that if the Loan shall be made, Lender will have relied on this representation and warranty in making the Loan.

            16. No Approval by the Lender. Except to the extent expressly provided herein or in the Tri-Party Agreement, the execution of this Commitment by Lender shall not imply the approval by Lender of any document or information previously furnished to Lender, it being acknowledged by all parties hereto that, except to the extent expressly provided herein or in the Tri-Party Agreement no other approvals have been given by Lender with respect to the Loan.

            17. Principal's Obligations under Commitment. The Lender acknowledges that the only obligations that the Principal shall be required to perform under this Commitment shall be those obligations that are specifically stated in this Commitment to be the obligations of the Principal.

[EXHIBIT B-1      Forms of OEA Estoppel Certificates]

[EXHIBIT B-2      Forms of Landlord Estoppel Certificates]

[EXHIBIT B-3      Form of Tenant Estoppel Certificate]

[EXHIBIT B-4      Form of SNDA]

[EXHIBIT B-5      Mezzanine Loan Subordination Provisions]

[EXHIBIT B-6      Form Loan Documents]

[EXHIBIT B-7      Form of Construction Lender's Certificate]